UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-34223 (Commission File Number)	04-2997780 (IRS Employer Identification No.)
42 Longwater Drive, Norwell, Massachusetts (Address of principal executive offices)		02061-9149 (Zip Code)

Registrant's telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

          On December 28, 2012, Clean Harbors, Inc. ("Clean Harbors") completed its previously announced proposed acquisition of Safety-Kleen, Inc. ("Safety-Kleen") through a merger of CH Merger Sub, Inc., a wholly-owned subsidiary of Clean Harbors, into Safety-Kleen, with Safety-Kleen surviving such merger as a wholly-owned subsidiary of Clean Harbors. Safety-Kleen, a Delaware corporation headquartered in Richardson, Texas, is a leading provider of parts cleaning and environmental services and the largest re-refiner and recycler of used oil in North America. The acquisition was completed in accordance with the Agreement and Plan of Merger dated as of October 26, 2012 (the "Merger Agreement") among Safety-Kleen, Clean Harbors and Merger Sub, which was an exhibit to Clean Harbors' Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on October 31, 2012, and which is incorporated into this report by reference.

          Under the Merger Agreement, Clean Harbors paid an all-cash purchase price for Safety-Kleen of approximately $1.25 billion, plus an adjustment of $7.3 million for the amount by which Safety-Kleen's working capital (excluding cash) on the closing date exceeded $50.0 million as of December 28, 2012. Clean Harbors financed such purchase through a combination of $300 million of existing cash, $368 million in net proceeds from Clean Harbors' recently completed public offering of 6.9 million shares of Clean Harbors common stock, and $589 million in net proceeds from Clean Harbors' recently completed private debt offering of $600 million of 5.125% senior unsecured notes due 2021.

Item 9.01.    Financial Statements and Exhibits.

PAGE
Unaudited Pro Forma Condensed Combined Balance Sheet as at September 30, 2012	65
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2011	67
Unaudited Pro Forma Condensed Combined Statement of Income for the Nine Months Ended September 30, 2012	68
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	69
(c) Exhibits
Exhibit 23.2 Consent of KPMG LLP	Filed herewith

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Safety-Kleen, Inc.:

          We have audited the accompanying consolidated balance sheets of Safety-Kleen, Inc. and subsidiaries as of December 25, 2010 and December 31, 2011, and the related consolidated statements of operations, comprehensive income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Safety-Kleen, Inc. and subsidiaries as of December 25, 2010 and December 31, 2011, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas
August 14, 2012

SAFETY-KLEEN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 25, 2010 AND DECEMBER 31, 2011

(Amounts in thousands, except for par value amount)

	2010	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,651	$75,799
Accounts receivable — net	136,606	138,428
Inventories and supplies — net	61,102	90,852
Deferred income taxes	2,000	11,020
Other current assets	19,733	21,294

Total current assets	243,092	337,393
PROPERTY, PLANT AND EQUIPMENT — net	295,655	301,588
GOODWILL	36,787	36,787
OTHER INTANGIBLE ASSETS — net	86,251	85,565
DEFERRED INCOME TAXES	1,468	78,302
OTHER ASSETS	4,819	3,382

TOTAL ASSETS	$668,072	$843,017

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$65,610	$79,836
Current portion of environmental liabilities	6,437	6,596
Income taxes payable	4,699	6,494
Deferred revenue	25,343	29,463
Accrued salaries and benefits	24,069	30,686
Accrued other liabilities	53,664	77,062
Current portion of long-term debt	2,300	2,300

Total current liabilities	182,122	232,437
ENVIRONMENTAL LIABILITIES	49,456	54,592
LONG-TERM DEBT — net of current portion	218,500	216,200
DEFERRED INCOME TAXES	9,959	—
OTHER LONG-TERM LIABILITIES	25,791	26,990

Total liabilities	485,828	530,219

COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (see Note 12)
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value — 10,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value — 150,000 shares authorized; 52,875 and 51,229 shares issued and 51,174 and 51,229 outstanding as of December 25, 2010 and December 31, 2011, respectively	529	512
Additional paid-in capital	456,152	439,737
Accumulated other comprehensive income	5,965	4,727
Accumulated deficit	(267,646)	(132,178)
Treasury stock, at cost, 1,701 and 0 shares as of December 25, 2010 and December 31, 2011, respectively	(12,756)	—

Total stockholders' equity	182,244	312,798

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$668,072	$843,017

See accompanying notes to consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

(Amounts in thousands except per share data)

	2009	2010	2011
REVENUES:
Product revenues	$420,242	$512,755	$708,151
Service revenues	567,744	561,377	576,120

TOTAL REVENUES	987,986	1,074,132	1,284,271

EXPENSES:
Operating (exclusive of depreciation and amortization shown separately)	875,305	892,908	1,076,348
General and administrative	69,561	76,700	73,842
Depreciation and amortization	70,992	71,689	66,808
Interest expense	14,701	10,841	10,321
Other expenses — net	1,719	5,305	5,925

TOTAL EXPENSES	1,032,278	1,057,443	1,233,244

INCOME (LOSS) BEFORE INCOME TAXES	(44,292)	16,689	51,027
INCOME TAX BENEFIT	1,236	7,650	84,441

NET INCOME (LOSS)	$(43,056)	$24,339	$135,468

Income (loss) per common share:
Basic	$(0.84)	$0.47	$2.61

Diluted	$(0.84)	$0.46	$2.55

Weighted average common shares outstanding:
Basic	51,070	51,592	51,876

Diluted	51,070	52,950	53,064

See accompanying notes to consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010, AND DECEMBER 31, 2011

(Amounts in thousands)

	2009	2010	2011
NET INCOME (LOSS)	$(43,056)	$24,339	$135,468
OTHER COMPREHENSIVE INCOME, NET OF TAX
Foreign currency translation adjustments	1,878	1,284	(1,238)
Unrealized loss on marketable securities	(3)	—	—

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAXES	$(41,181)	$25,623	$134,230

See accompanying notes to consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

(Amounts in thousands)

	2009	2010	2011
OPERATING ACTIVITIES:
Net income (loss)	$(43,056)	$24,339	$135,468
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of debt issuance costs	865	964	997
Depreciation and amortization	70,992	71,689	66,808
Provision for uncollectible accounts — net	6,200	5,344	4,985
Loss on disposal of property, plant and equipment	4,162	5,704	6,647
Loss on purchase of assets held under capital leases	2,847	—	—
Stock-based compensation	874	1,479	11,564
Deferred income taxes	2,359	746	(95,888)
Loss (gain) on derivative instrument	(532)	(2,639)	1,085
Gain on foreign currency	(2,781)	(236)	(101)
Changes in operating assets and liabilities:
Accounts receivable — net	10,706	(21,270)	(7,899)
Inventories and supplies	24,500	(3,195)	(29,981)
Accounts payable	10,351	(10,496)	10,327
Income taxes	(5,465)	(7,761)	2,904
Accrued salaries and benefits	(11,488)	7,615	6,652
Environmental liabilities	(688)	(99)	5,447
Other assets and liabilities	10,732	(10,701)	11,599

Net cash provided by operating activities	80,578	61,483	130,614

INVESTING ACTIVITIES:
Purchases of property, plant and equipment and intangible assets	(44,463)	(44,206)	(75,900)
Business acquisitions	(25,765)	—	—
Proceeds from sales of property, plant and equipment	3,304	1,835	623
Other	325	—	—

Net cash used in investing activities	(66,599)	(42,371)	(75,277)

FINANCING ACTIVITIES:
Repayment of term loan	(2,875)	(1,725)	(2,300)
Payment of debt issuance costs	—	(481)	—
Repayments of capital lease obligations	(40,328)	—	—
Exercise of stock options	1,401	6,894	391
Common stock repurchase	—	(12,756)	(1,080)
Other	(1,925)	(922)	—

Net cash used in financing activities	(43,727)	(8,990)	(2,989)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(211)	5	(200)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(29,959)	10,127	52,148
CASH AND CASH EQUIVALENTS — Beginning of year	43,483	13,524	23,651

CASH AND CASH EQUIVALENTS — End of year	$13,524	$23,651	$75,799

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$15,386	$12,292	$9,976

Income taxes paid	$3,187	$1,013	$8,596

Non-cash items:
Property, plant and equipment acquired under capital leases or included in accounts payable	$615	$1,536	$5,262

See accompanying notes to consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

(Amounts in thousands)

	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Treasury Stock	Total
BALANCE — December 27, 2008	$503	$445,530	$2,806	$(248,929)	$—	$199,910
Comprehensive income (loss):
Net loss	—	—	—	(43,056)	—	(43,056)
Other comprehensive income:
Foreign currency translation adjustments	—	—	1,878	—	—	1,878
Unrealized losses on marketable securities	—	—	(3)	—	—	(3)

Total comprehensive income (loss)	—	—	1,875	(43,056)	—	(41,181)

Stock-based compensation — stock options	—	874	—	—	—	874
Exercise of stock options	4	1,397	—	—	—	1,401

BALANCE — December 26, 2009	507	447,801	4,681	(291,985)	—	161,004

Comprehensive income:
Net income	—	—	—	24,339	—	24,339
Other comprehensive income:
Foreign currency translation adjustments	—	—	1,284	—	—	1,284

Total comprehensive income	—	—	1,284	24,339	—	25,623

Stock-based compensation — stock options	—	656	—	—	—	656
Exercise of stock options	22	6,872	—	—	—	6,894
Common stock repurchase	—	—	—	—	(12,756)	(12,756)
Other	—	823	—	—	—	823

BALANCE — December 25, 2010	529	456,152	5,965	(267,646)	(12,756)	182,244

Comprehensive (loss) income:
Net income	—	—	—	135,468	—	135,468
Other comprehensive (loss) income:
Foreign currency translation adjustments	—	—	(1,238)	—	—	(1,238)

Total comprehensive (loss) income	—	—	(1,238)	135,468	—	134,230

Stock-based compensation — stock options	—	509	—	—	—	509
Exercise of stock options	1	390	—	—	—	391
Common stock repurchase	—	—	—	—	(1,080)	(1,080)
Cancellation of treasury stock	(18)	(13,818)	—	—	13,836	—
Change in stock option accounting	—	(3,496)	—	—	—	(3,496)

BALANCE — December 31, 2011	$512	$439,737	$4,727	$(132,178)	$—	$312,798

See accompanying notes to consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

1. BUSINESS AND ORGANIZATION

          The consolidated financial statements include the accounts of Safety-Kleen, Inc. and its wholly-owned subsidiaries (collectively, the "Company"). All significant intercompany transactions have been eliminated. Safety-Kleen, Inc. serves as a holding company for its direct and indirect domestic and foreign subsidiaries. Prior to December 24, 2003, the holding company was Safety-Kleen Corp. (the "Predecessor Company"). All operations beginning January 1, 2004 relate to the Company.

          The Company provides a range of services designed to collect, transport, process, recycle, reuse, re-refine or dispose of hazardous and nonhazardous industrial waste. The Company provides these services in 48 states, Canada and Puerto Rico from approximately 200 collection, processing and other locations. The Company also sells products and services that are used to meet the customer's cleaning and waste management needs, such as hand cleaners, floor cleaners, mats, spill kits and other absorbents.

          The Company follows the provisions of ASC 805, Business Combinations ("ASC 805"), as of the beginning of fiscal year 2009. All business combinations prior to the adoption of ASC 805 were accounted for in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

          During fiscal year 2009, the Company completed the following acquisition:

  •
  On January 23, 2009, the Company acquired the assets and assumed certain environmental liabilities of Atlantic Industrial Services, Inc. ("AISI"), headquartered in Fort Lauderdale, FL for approximately $25.0 million. The purchase price was primarily allocated to property, plant and equipment, $20.0 million, inventory, $2.4 million, and accounts receivable, $2.0 million. AISI was one of the largest collectors and recyclers of used oil, oil filters and antifreeze in the Southeast.

The fair value of the acquired assets and assumed liabilities was based on appraisals and management's assessment. The acquisition allowed the Company to expand its oil presence in the Southeast region. The operating results of the AISI acquisition are included in the Company's consolidated results of operations from the date of the acquisition.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Fiscal Year — In 2011, the Company utilized a 53-week fiscal year comprised of twelve periods consisting of four weeks with the exception of period thirteen which consisted of five weeks, each ending on a Saturday. In 2009 and 2010, the Company utilized a 52-week fiscal year comprised of thirteen periods consisting of four weeks, each ending on a Saturday.

          Cash and Cash Equivalents — Cash and cash equivalents consist of cash on deposit and investments with original maturities of three months or less. These investments are stated at cost, which approximates fair value.

          Cash Flows — The Company had $16.0 million, $2.5 million and $14.9 million of book overdrafts included in accounts payable in the accompanying consolidated balance sheets as of December 26, 2009, December 25, 2010 and December 31, 2011, respectively. Changes in cash overdrafts resulting from outstanding checks not yet presented for payment to the Company's

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

financial institutions have been classified as cash flows from operating activities in the consolidated statements of cash flows.

          Accounts Receivable and Allowance for Uncollectible Accounts — Accounts receivable consist primarily of amounts due from customers from sales of products and services. The allowance for uncollectible accounts totaled $9.1 million and $9.2 million as of December 25, 2010 and December 31, 2011, respectively. The Company performs periodic credit evaluations of its customers and maintains an allowance for uncollectible accounts for estimated losses that may result from the inability of its customers to make required payments. Allowances are based on the likelihood of recoverability of accounts receivable considering such factors as past experience and taking into account current collection trends that are expected to continue. Factors taken into consideration in estimating the allowances are amounts past due, amounts in dispute or customers that the Company believes might be having financial difficulties. If economic, industry or specific customer business trends worsen beyond earlier estimates, the Company increases the allowance for uncollectible accounts by recording additional expense in the period in which it becomes aware of the new conditions.

          Credit Concentration — The majority of the Company's customers are based in North America. The economic conditions in this area can significantly impact the recoverability of the Company's receivables. No one customer represents more than eight percent of the Company's revenues and this lack of credit concentration mitigates this risk. The Company holds its cash and cash equivalents in a variety of high credit quality financial institutions and periodically evaluates the credit worthiness of the institutions with which it invests. However, the Company does maintain cash balances in excess of FDIC insurance limits. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

          Inventories and Supplies — Inventories consist primarily of solvent, oil and oil products, drums, associated products for resale, supplies and repair parts that, in each case, are stated at the lower of cost or market approximating cost on a first in, first out basis. Costs for solvent, oil and oil products and repair parts include purchase costs, fleet and fuel costs, direct labor, transportation costs and production related costs. The Company periodically reviews its inventories for obsolete or unsalable items and adjusts its carrying value to reflect estimated realizable values.

          Assets and Liabilities Held for Sale — The Company records long-lived assets held for sale and the related liabilities in accordance with ASC 360, Property, Plant and Equipment ("ASC 360"), at the lower of carrying value or estimated fair value less cost to sell. Fair value is based on the estimated proceeds from the sale of the long-lived asset utilizing recent purchase offers, market comparables and/or data obtained from the Company's commercial real estate broker. The Company ceases to record depreciation expense at such time that the asset is classified as held for sale.

          If circumstances arise to which the long-lived asset no longer meets the criteria of held for sale, the long-lived asset will be reclassified back to held and used. The amount reclassified is the lower of the carrying amount before the long-lived asset was classified as held for sale, adjusted for any depreciation expense that would have been recognized had the long-lived asset been continuously classified as held and used, or fair value at the date of the subsequent decision not to

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

sell. The Company records any adjustment to the carrying amount of a long-lived asset, related to the reclassification of a long-lived asset, in the consolidated statement of operations as a component of other expenses — net.

          Property, Plant and Equipment — Property, plant and equipment are recorded at cost, and includes interest capitalized in connection with major long-term construction projects. Expenditures for major renewals and improvements that extend the life or usefulness of the asset and current year purchases are capitalized and depreciated over the remaining useful life of the asset. Items of an ordinary repair or maintenance nature, including planned major maintenance, are charged directly to expense as incurred. Repairs and maintenance expense was $45.6 million, $46.6 million and $50.6 million for fiscal years 2009, 2010 and 2011, respectively.

          Upon the sale or retirement of property, plant and equipment, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss on such disposition is recognized in the consolidated statement of operations as a component of other expenses — net.

          Machinery and equipment includes amounts for company-owned parts washer service machines placed at customers' locations as part of the Company's parts cleaning service business. Depreciation commences when a unit is placed in service at a customer's location. The net book value of all company-owned parts washers was $43.7 million and $44.3 million as of December 25, 2010 and December 31, 2011, respectively. The book value of company-owned parts washers not at customer locations was $4.3 million and $5.5 million as of December 25, 2010 and December 31, 2011, respectively.

          During the construction and development period of an asset, the costs incurred are classified as construction in process. Once an asset has been completed and is ready for its intended use, it is transferred to the appropriate asset category and depreciation commences.

          Leased property, plant and equipment meeting capital lease criteria are capitalized at the lower of the present value of the future minimum lease payments or the fair value of the leased property at the inception of the lease. Depreciation is calculated based on either the life of the respective asset category or lease term, depending on which capital lease criteria the lease satisfied.

          The Company uses the straight-line method of depreciation typically over the following estimated useful lives:

Buildings	40 years
Machinery and equipment	1 to 20 years
Leasehold improvements	Lesser of useful life or lease term

          Capitalized Software Development Costs — Software development costs incurred in the application development stage of internal use software are capitalized in accordance with ASC 350, Intangibles — Goodwill and Other ("ASC 350") and classified as software in the accompanying consolidated balance sheet. Modifications and upgrades to internal use software are capitalized to the extent such enhancements provide added functionality. Once the software is ready for its

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

intended use, amortization over a 5-year period commences. Amortization expense related to capitalized software costs was $3.8 million, $5.2 million and $5.9 million for fiscal years 2009, 2010 and 2011, respectively. Costs incurred in the preliminary project stage, or costs associated with application maintenance or training are expensed as incurred.

          Asset Retirement Obligation — The Company accounts for its asset retirement obligations in accordance with ASC 410, Asset Retirement and Environmental Obligations ("ASC 410"). ASC 410 states that the term "conditional asset retirement obligation" refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. An entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated, even if conditional on a future event. The Company estimates the fair value of these obligations based upon engineering estimates of the cost to close certain operating facilities in current dollars, which are inflated to the estimated closure dates and then discounted back to the date the liability was incurred. The offset to the asset retirement obligation is an increase in the carrying amount of the related tangible long-lived assets which is depreciated over its estimated useful life. The liability is accreted over time to a projected disposal date. Accretion expense is recognized as an operating expense using the credit-adjusted, risk-free interest rate in effect when the liability was recognized. Upon settlement of the liability, the Company will record a gain or loss for the difference between the recorded liability and the actual settlement amount to be paid.

          Goodwill and Other Intangible Assets — Goodwill acquired is subject to the provisions of ASC 350 and therefore is not being amortized. In accordance with ASC 350, the Company conducts impairment tests of goodwill and intangible assets with indefinite lives annually, on the first day of the fourth quarter, or when circumstances arise that indicate a possible impairment might exist. Such test includes an assessment of qualitative and quantitative factors.

          The Company estimates the fair value of reporting units containing goodwill using market and income approaches. If the carrying value of the reporting unit exceeds its fair value, goodwill is considered impaired and a second step is performed to measure the amount of impairment loss, if any. The Company performs its impairment review at the reporting unit level. During 2011, the Company determined it has two reporting units, Oil Re-refining and Environmental Services. Based on the respective years' analysis performed, the Company concluded that there is no impairment of goodwill for fiscal years 2009, 2010 and 2011.

          The Company utilizes the relief-from-royalty (royalty savings) method to evaluate its trade name. In the royalty savings method, value is attributed to the savings in royalties resulting from a company's ownership of a trade name. If the total value attributed to the savings in royalties is less than the carrying value of a trade name, an impairment loss is recognized for the difference between the estimated fair value and the carrying value of the trade name. The Company has concluded that there is no impairment of its trade name for fiscal years 2009, 2010 and 2011.

          Furthermore, ASC 350 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite. Purchased intangible assets are carried at cost less accumulated amortization.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Intangible assets that have definite lives are amortized using the straight-line method, over their useful lives, which range from 5 years to 40 years and are reviewed for impairment as discussed below.

          Valuation of Long-Lived Assets — The Company evaluates long-lived assets, such as property, plant and equipment and definite-lived intangible assets, for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. If the sum of the estimated undiscounted future cash flows is less than the carrying value of the asset or asset group, an impairment loss is recognized for the difference between the estimated fair value and the carrying value of the asset or asset group.

          Revenue Recognition and Deferred Revenue — Revenues related to parts washers at customer locations are recognized over the service interval. Service intervals represent the actual amount of time between service visits to a particular parts cleaning customer. Average service intervals vary from seven to fourteen weeks depending on several factors, such as customer accommodation, types of machines serviced and frequency of use.

          Revenues related to collection and disposal activities are recognized upon disposal. The Company tracks the amount of time it takes from collection of the customer's waste to delivery to the third party disposal outlet, which represents a deferral period of approximately two and a half weeks.

          Revenues related to total project management services are recognized once the project has been completed.

          Revenues from product sales and sales of parts washers are recognized upon delivery to the customer. Oil collection services revenues are recognized when services are performed.

          Direct costs associated with the handling and transportation of waste prior to its disposal and other variable direct costs associated with the Company's parts cleaning and related lines of service are capitalized and deferred as a component of other current assets in the accompanying consolidated balance sheets and expensed when the related revenues are recognized.

          In the course of the Company's operations, it collects sales tax from its customers. The Company records a current liability when it collects sales taxes from its customers and eliminates this liability when the taxes are remitted to the appropriate governmental authorities. The Company excludes the sales tax collected from its revenues.

          The Company engages in barter transactions with certain customers whereby the Company provides products and services in exchange for advertising. The Company records these barter transactions based on the fair market value of products delivered and services performed. The amount of revenues and expenses recognized for advertising barter transactions was $1.1 million, $1.1 million and $1.2 million in fiscal years 2009, 2010 and 2011, respectively.

          Income Taxes — The Company provides for federal, state and foreign income taxes currently payable, as well as for those deferred due to timing differences between reported income and expenses for financial statement purposes versus tax purposes. Federal, state and foreign tax benefits are recorded as a reduction of income taxes. Income taxes are calculated in accordance

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

with ASC 740, Income Taxes ("ASC 740") which requires that deferred income taxes reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts using enacted tax rates. ASC 740 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax assets will not be realized (see Note 9).

          The Company evaluates its deferred taxes for future realization and provides a valuation allowance if necessary. The factors used to assess the likelihood of realizing the deferred tax assets include the Company's estimates of future taxable income and planned tax initiatives.

          The Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (included within ASC 740), as of the beginning of fiscal year 2007. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For benefits to be realized, a tax position must be more likely than not to be sustained upon examination. The amount recognized is measured as the largest amount of benefit that is more likely than not to be realized upon settlement.

          The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as a component of income tax expense.

          Insurance Programs — The Company is self-insured for certain general liability (including product liability), workers' compensation, automobile liability and general health insurance claims. For claims that are self-insured, stop-loss insurance coverage is maintained for health insurance occurrences exceeding $250 thousand, workers' compensation occurrences exceeding $1.0 million, automobile occurrences exceeding $3.0 million and general liability (including product liability) occurrences exceeding $2.0 million. The Company utilizes actuarial estimates and historical data studies as the basis for developing reported claims and estimating the ultimate costs for claims incurred but not reported as of the balance sheet date. The expected ultimate cost for claims incurred as of the balance sheet date is not discounted and is recognized as a liability. Changes in estimates and assumptions may result in adjustments to the recorded accruals. The Company recognized $32.3 million, $33.8 million and $37.1 million of insurance expense related to the above mentioned self-insured programs in fiscal years 2009, 2010 and 2011, respectively.

          Environmental Liabilities —The Company's environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed and included in operating expenses, in the accompanying consolidated statement of operations. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. Liabilities are recorded when environmental assessment or remediation is probable and the costs can be reasonably estimated. Such liabilities are undiscounted.

          The Company periodically reviews and evaluates sites requiring remediation, including Superfund sites, giving consideration to the nature (i.e. owner, operator, transporter or generator) and the extent (i.e. amount and nature of waste hauled to the location, number of years of site operations or other relevant factors) of the Company's alleged connection with the site; the

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

regulatory context surrounding the site; the accuracy and strength of evidence connecting the Company to the site; the number, connection and financial ability of other named and unnamed Potentially Responsible Parties ("PRPs"); and the nature and estimated cost of the likely remedy. When the Company concludes that it is probable that a liability has been incurred, provision is made in the consolidated financial statements, based upon management's judgment and prior experience, for the Company's best reasonable estimate of the liability. Such estimates, which are inherently subject to change, are subsequently revised if and when additional information becomes available (see Note 10).

          As of December 31, 2011, the Company was considered a PRP at 29 active Superfund sites, of which the Company has recorded a liability of $6.5 million in the accompanying consolidated balance sheet related to 16 sites. Of the remaining 13 sites, the liabilities of five sites were retained by McKesson Corp. ("McKesson") pursuant to a March 31, 1987 sale agreement between McKesson and our predecessor company. McKesson has agreed to indemnify the Company for the five sites. Additionally, there are eight sites where the Company cannot reasonably estimate any liability. The majority of the issues at these sites relate to allegations that our predecessor company transported wastes to the sites in question. As an inherent part of the hazardous waste business, the Company expects to continue the historical trend of being named as a PRP at approximately three to five additional Superfund sites each year.

          In addition to liabilities related to Superfund sites, the Company has recorded liabilities for remediation projects at 44 open and 32 closed sites. Revisions to environmental liabilities may result in adjustments to income from operations in any given period. The Company believes that its extensive experience in the environmental services business, as well as its involvement with a large number of sites, provides a reasonable basis for estimating its aggregate liability. It is possible, however, that technological, regulatory or enforcement developments; the results of environmental studies; or other factors could necessitate the recording of additional liabilities or the revision of currently recorded liabilities that could be material. The impact of such future events currently cannot be estimated.

          Stock-Based Compensation — The Company accounts for its stock-based awards in accordance with ASC 718, Compensation — Stock Compensation ("ASC 718"). ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The fair value of stock options is estimated at the date of grant using the Black-Scholes-Merton option valuation model ("Black-Scholes Model"). This model was developed for use in estimating the fair value of exchange traded options that have no vesting restrictions and are fully transferable. Option valuation methods require the input of subjective assumptions, including the expected stock price volatility. Prior to 2011, the Company recognized stock based awards as "equity classified awards" and recognized the compensation cost, using the straight-line method, over the period during which an employee is required to provide services in exchange for the award (usually the vesting period). As a result of the Company exercising its call right for certain common stock shares, the Company permitting cashless exercise of certain stock options and the Company's intent to permit such actions in the future, the Company concluded during the second quarter of 2011 that its awards had been

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

modified and were now "liability classified awards". The liability associated with such awards is adjusted on a quarterly basis to fair value.

          Advertising Costs — The Company expenses advertising costs as incurred. Advertising costs, including amounts related to barter transactions, were $1.2 million, $1.1 million and $1.3 million for fiscal years 2009, 2010 and 2011, respectively.

          Derivative Financial Instruments — A derivative is typically defined as an instrument whose value is "derived" from an underlying instrument or index, such as a future, forward, swap, put, cal1, cashless collar or option contract, or other financial instrument with similar characteristics. Derivative contracts often involve future commitments to exchange interest payment streams, commodity price fluctuations or currencies based on a notional or contractual amount (i.e., interest rate swaps, cashless collars or currency forwards) or to purchase or sell other financial instruments at specified terms on a specified date (i.e., options to buy or sell securities or currencies).

          The Company entered into several commodity derivatives during 2011. All commodity derivatives are comprised of cashless collar contracts related to crude oil, where the Company sells a call to a bank and then purchases a put from the same bank. The derivative instruments were not designated as hedges and expire in 2012.

          The following table presents the fair value for those assets and liabilities measured at fair value as of December 31, 2011 (fair value amounts in thousands):

Financial Institution	Trade Date	Start Date	End Date	Barrels of Oil per Month	Commodity	Floor	Cap	Upfront Costs	Fair Value as of December 31, 2011
JP Morgan	11/15/2011	12/1/2011	12/31/2012	39,365	Brent	$75.00	$137.00	—	$124
JP Morgan	11/15/2011	10/1/2012	12/31/2012	69,444	Brent	75.00	135.50	—	88
Bank of America	11/15/2011	12/1/2011	12/31/2012	40,000	Brent	75.00	137.05	—	66

Total Derivative Instrument Asset									$278

JPMorgan	9/8/2011	10/1/2011	9/30/2012	69,444	WTI	$70.00	$106.00	—	$(2,464)

Total Derivative Instrument Liability									$(2,464)

          Total derivative instrument asset and total derivative instrument liability as noted in the table above are included in the consolidated balance sheets as a component of other current assets and accrued other liabilities, respectively. The Company recorded a $2.2 million loss in fiscal year 2011 related to the derivative instruments noted in the table above, which is included in the consolidated statements of operations as a component of operating expenses.

          The Company had an interest rate swap agreement with a notional amount of $50.0 million that converted a portion of its variable rate debt to a fixed rate at 2.97% which expired during October 2011. The Company also had an interest rate swap that expired during 2010, with a notional amount of $100.0 million that converted a portion of its variable rate debt to a fixed rate at

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

2.56%. The derivative instruments were not designated as hedges. The Company recorded gains of $532 thousand, $2.6 million and $1.1 million in fiscal years 2009, 2010 and 2011, respectively, which is included in the consolidated statements of operations as a component of interest expense. See Note 16 "Fair Value Measurements" of our audited consolidated financial statements included elsewhere in this prospectus for additional information regarding the Company's derivative instruments.

          Foreign Currency — The functional currency of each foreign subsidiary is its respective local currency. Assets and liabilities are translated to U.S. dollars at the exchange rate in effect at the balance sheet date and revenues and expenses at the average exchange rate for the period. Gains and losses from the translation of the consolidated financial statements of the foreign subsidiaries into U.S. dollars are included in stockholders' equity as a component of other comprehensive income.

          Gains and losses resulting from foreign currency transactions are recognized in other expenses — net, in the accompanying consolidated statements of operations. The Company recognized gains of $3.1 million, $195 thousand and $153 thousand from foreign currency transactions for fiscal years 2009, 2010 and 2011, respectively. Recorded balances that are denominated in a currency other than the functional currency are remeasured to the functional currency using the exchange rate at the balance sheet date.

          Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Certain estimates require management's judgment and, when applied, materially affect the Company's consolidated financial statements. Actual results could differ materially from those estimates.

          Risks and Uncertainties — The Company uses estimates and assumptions, because certain information used in the preparation of the Company's consolidated financial statements is dependent on the outcome of future events and therefore cannot be calculated with a high degree of precision from data available or cannot be calculated based on widely used methodologies. The most difficult, subjective and complex estimates and the assumptions that deal with the greatest amount of uncertainty and require significant judgment by the Company include the allowance for uncollectible accounts, inventory obsolescence reserves, deferred revenues, environmental liabilities, liabilities for the ultimate outcome of contingencies and legal proceedings, derivative financial instruments, taxes and retained liabilities for self-insurance.

          For fiscal years 2009, 2010 and 2011, the Company derived approximately 39%, 44% and 52%, respectively, of its revenues from oil industry related sales and services. Included in the Company's accompanying consolidated balance sheets are the net assets of the Company's Canadian operations, which were $37.7 million and $63.4 million Canadian dollars ("CDN") as of December 25, 2010 and December 31, 2011, respectively.

          Recent Accounting Pronouncements — In October 2009, the FASB issued authoritative guidance contained in ASC 605, Revenue Recognition, which provides guidance on whether

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

multiple deliverables exist, how the arrangement should be separated, and the consideration allocated. The new guidance requires an entity to allocate revenues in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor- specific objective evidence or third party evidence of selling price. This guidance is effective for the first annual reporting period beginning on or after June 15, 2010 and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. The Company adopted this guidance during 2010 and it had no impact on the Company's consolidated financial statements.

          In January 2010, the FASB issued authoritative guidance contained in ASC 820, Fair Value Measurements and Disclosures, which provides additional disclosures for transfers in and out of Levels 1 and 2 and for activity in Level 3 and clarifies certain other existing disclosure requirements. The Company adopted this guidance during 2010 and it had no impact on the Company's consolidated financial statements.

          In June 2011, the FASB issued authoritative guidance contained in ASC 220, Comprehensive Income, related to the presentation requirements for components of comprehensive income. Under this guidance, entities will be required to report the components of net income and comprehensive income either in one continuous statement, or in two separate, but consecutive, statements. The Company adopted this guidance in fiscal year 2012 and retroactively applied the guidance to all periods herein.

          In September 2011, the FASB issued authoritative guidance contained in ASC 350, Intangibles — Goodwill and Other, related to the testing of goodwill for impairment. Under this guidance, entities will have the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying value. The Company elected to adopt this guidance in fiscal year 2011 and it had no impact on the Company's consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

3. ACCOUNTS RECEIVABLE

          Accounts receivable consisted of the following (in thousands):

	December 25, 2010	December 31, 2011
Trade accounts receivable	$145,680	$147,593
Allowance for uncollectible accounts	(9,074)	(9,165)

Total accounts receivable — net	$136,606	$138,428

4. INVENTORIES AND SUPPLIES

          Inventories and supplies consisted of the following (in thousands):

	December 25, 2010	December 31, 2011
Oil and oil products	$39,203	$62,831
Supplies and drums	10,148	13,656
Solvent and solutions	7,243	8,451
Other	7,316	8,838
Reserves	(2,808)	(2,924)

Total inventories and supplies	$61,102	$90,852

5. OTHER CURRENT ASSETS

          Other current assets consisted of the following (in thousands):

	December 25, 2010	December 31, 2011
Prepaid expenses and deposits	$8,215	$9,054
Deferred direct costs	6,604	9,893
Income tax receivable	376	264
Other	4,538	2,083

Total other current assets	$19,733	$21,294

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

6. PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment consisted of the following (in thousands):

	December 25, 2010	December 31, 2011
Land	$63,558	$63,935
Buildings	131,724	136,449
Machinery and equipment	434,185	447,946
Asset retirement obligations	6,435	6,011
Construction-in-process	13,677	28,505

Total property, plant and equipment	649,579	682,846
Less accumulated depreciation and amortization	(353,924)	(381,258)

Property, plant and equipment — net	$295,655	$301,588

          Depreciation and amortization expense related to property, plant and equipment, including assets held under capital lease arrangements was $65.2 million, $64.4 million and $58.7 million for fiscal years 2009, 2010 and 2011, respectively.

          In fiscal years 2010 and 2011, the Company had no machinery and equipment held under capital lease arrangements.

7. GOODWILL AND OTHER INTANGIBLE ASSETS

          Goodwill was $36.8 million as of December 26, 2009, December 25, 2010 and December 31, 2011. Of the $36.8 million as of December 31, 2011, $10.1 million related to the Environmental Services reporting unit and the remaining $26.7 million related to the Oil Re-refining reporting unit.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

7. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

          Other intangible assets consisted of the following (in thousands):

	December 25, 2010
	Gross Value	Accumulated Amortization	Net
Intangible assets subject to amortization:
Permits	$21,681	$(4,087)	$17,594
Software	60,880	(43,372)	17,508
Other intangibles	8,364	(4,497)	3,867

	90,925	(51,956)	38,969
Intangible assets not subject to amortization:
Trade name	47,282	—	47,282

Other intangible assets	$138,207	$(51,956)	$86,251

	December 31, 2011
	Gross Value	Accumulated Amortization	Net
Intangible assets subject to amortization:
Permits	$21,891	$(4,758)	$17,133
Software	66,105	(48,395)	17,710
Other intangibles	9,301	(5,932)	3,369

	97,297	(59,085)	38,212
Intangible assets not subject to amortization:
Trade name	47,353	—	47,353

Other intangible assets	$144,650	$(59,085)	$85,565

          The weighted average useful lives of permits, software and other intangibles acquired during fiscal year 2011 were 11 years, 5 years and 15 years, respectively. The total weighted average useful life of intangibles acquired during fiscal year 2011 was 6 years. The Company did not renew or extend the useful life of any intangible assets during fiscal year 2011.

          Aggregate amortization expense for intangible assets subject to amortization was $5.8 million, $7.3 million and $8.1 million for fiscal years 2009, 2010 and 2011, respectively. Estimated future

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

7. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

amortization expense associated with intangible assets with determinable lives is as follows (in thousands):

Fiscal Year
2012	$7,792
2013	6,352
2014	5,376
2015	2,584
2016	1,762
Thereafter	14,346

$38,212

8. ACCRUED OTHER LIABILITIES

          Accrued other liabilities consisted of the following (in thousands):

	December 25, 2010	December 31, 2011
Taxes other than income	$11,749	$14,169
Vehicle maintenance	4,652	3,629
Insurance	7,184	6,303
Cost of materials	10,141	14,958
Stock option awards (see Notes 13 and 14)	—	14,551
Professional fees	3,384	3,657
Other	16,554	19,795

Total accrued other liabilities	$53,664	$77,062

9. INCOME TAXES

          For financial reporting purposes, income (loss) before income taxes, showing domestic and foreign sources, was as follows for fiscal years (in thousands):

	2009	2010	2011
Domestic	$(42,561)	$11,810	$24,067
Foreign	(1,731)	4,879	26,960

Income (loss) before income taxes	$(44,292)	$16,689	$51,027

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

9. INCOME TAXES (Continued)

          Income tax benefit was as follows for fiscal years (in thousands):

	2009	2010	2011
Current:
Federal	$(629)	$271	$695
State	778	612	1,972
Foreign	(3,744)	(9,279)	8,780

Total current tax expense (benefit)	(3,595)	(8,396)	11,447

Deferred:
Federal	1,357	1,845	(91,936)
State	187	63	(3,085)
Foreign	815	(1,162)	(867)

Total deferred tax expense (benefit)	2,359	746	(95,888)

Total income tax benefit	$(1,236)	$(7,650)	$(84,441)

          A reconciliation of income tax expense (benefit) calculated by applying the domestic statutory federal income tax rate to the income (loss) before income taxes was as follows for fiscal years (in thousands):

	2009	2010	2011
Federal tax expense (benefit) — statutory rate	$(15,502)	$5,841	$17,860
State income tax expense (benefit)	(975)	4,240	4,250
Permanent differences	5,764	849	724
Change in valuation allowance	12,280	(9,381)	(103,189)
Change in contingency reserves	(2,773)	(12,835)	311
Foreign dividend	—	1,789	9,103
Stock compensation	—	962	—
Foreign tax credit	—	—	(11,934)
Other	(30)	885	(1,566)

Income tax benefit	$(1,236)	$(7,650)	$(84,441)

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

9. INCOME TAXES (Continued)

          Deferred tax assets and liabilities consisted of the following (in thousands):

	December 25, 2010	December 31, 2011
Current:
Assets:
Allowance for uncollectible accounts	$3,316	$3,363
Accrued liabilities	5,879	8,333

Total current deferred tax assets	9,195	11,696
Valuation allowance	(7,195)	(676)

Net current deferred tax asset	2,000	11,020

Noncurrent:
Assets:
Accrued liabilities and other	27,126	41,009
Net operating loss carryforwards	96,290	75,014

Total noncurrent deferred tax assets	123,416	116,023
Valuation allowance	(101,360)	(4,690)

Net noncurrent deferred tax asset	22,056	111,333

Liability — fixed and intangible assets — net	(30,547)	(33,031)

Net noncurrent deferred tax asset (liability)	(8,491)	78,302

Total net deferred tax asset (liability)	$(6,491)	$89,322

          During fiscal years 2010 and 2011 the Company's liability for unrecognized tax benefits was reduced by $13.6 million and increased by $479 thousand, respectively. The reduction in 2010 was due to statute expirations; both adjustments were included in income tax benefit in the consolidated statement of operations. The increase in 2011 is related to legal fees included in the calculation of an intercompany charge that are not considered to be more likely than not of being sustained. Accrued interest associated with unrecognized tax benefits was $2.9 million and $3.3 million, as of December 25, 2010 and December 31, 2011, respectively, which is included in other long-term liabilities in the accompanying consolidated balance sheets. During fiscal years 2010 and 2011, the Company recognized a benefit of $7.1 million and an expense of $409 thousand for interest in the consolidated statement of operations as a component of income tax expense, respectively. The Company did not have any penalties accrued as of December 31, 2011 or included in income tax benefit in fiscal year 2011.

          The Company files a consolidated U.S. income tax return and income tax returns in various state and local jurisdictions. The Company also files income tax returns in Canada, Puerto Rico, and Mexico. As of December 31, 2011, the Company is subject to U.S. federal income tax examinations for tax years 2004 through 2011, and to foreign income tax examinations for tax years 2003 through 2011. In addition, the Company is subject to state and local income tax examinations for tax years 2004 through 2011.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

9. INCOME TAXES (Continued)

          Upon emergence from bankruptcy, the Company recognized a deferred tax asset for certain environmental and other contingent liabilities recorded for financial reporting purposes with no income tax basis and a corresponding deferred tax liability for the difference in the financial reporting basis and tax basis of its indefinite lived intangible asset. These deferred tax items are being reduced as the Company makes payments against the environmental and other contingent liabilities. The deferred tax asset was $7.5 million and the deferred tax liability was $11.2 million as of December 31, 2011.

          As of December 31, 2011, the Company had NOL carryforwards for U.S. federal income taxes of $174.8 million that begin to expire in 2025. Upon realization of the NOLs, an increase of $4.2 million will be recorded to additional paid-in capital for tax benefits related to stock compensation expense. The Company determined it incurred an ownership change for tax purposes on or about October 26, 2005. As a result, the U.S. NOLs incurred prior to that date of $211.0 million ($79.0 million as of December 31, 2011) are subject to certain annual limitations under IRS Code Section 382. The Company had foreign NOLs of $34.6 million that begin to expire in 2012.

          The Company's tax returns are subject to periodic audits by the various jurisdictions in which it operates. These audits, including those currently underway, can result in adjustments of taxes due or adjustments of the NOLs, which are available to offset future taxable income. The Company believes that it has appropriately accrued the potential financial statement impact related to any potential adjustments. The amounts accrued are estimates, and the ultimate settlements could differ materially from those estimates.

          Prior to 2011, valuation allowances have been established for uncertainties in realizing the benefit of certain tax loss carryforwards and other deferred tax assets for the Company's U.S., Mexican and Puerto Rican operations. When assessing carryforwards and other deferred tax assets for future realization, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. At the end of fiscal year 2011, the Company determined that it is more likely than not that the U.S. operations would realize its loss carryforwards and other deferred tax assets and hence released the valuation allowance recorded against its U.S. deferred tax assets. The decision to release the valuation allowance was based on the Company's historical performance and its projected performance for future years that will allow it to realize its loss carryforwards and other deferred tax assets. The decrease to the valuation allowance associated with the release is $103.2 million. A valuation allowance remains in place for the deferred tax assets of the Company's Mexican and Puerto Rican operations.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

10. ENVIRONMENTAL LIABILITIES

          The Company's environmental liabilities consist of remediation, closure and postclosure liabilities (including Superfund liabilities) and asset retirement obligation liabilities. The Company's operating permits, which allow its branch, recycle and oil facilities to collect, re-refine and recycle various hazardous and nonhazardous waste streams and oil products, require the Company to perform certain tasks at each facility upon closure. These mandated tasks constitute a legal asset retirement obligation as defined under ASC 410 and are accrued as a liability by the Company.

          The Company's liabilities for remediation, closure, postclosure and asset retirement obligations were as follows (in thousands):

	December 25, 2010	December 31, 2011
Current portion of environmental liabilities	$6,437	$6,596
Long-term portion of environmental liabilities	49,456	54,592

Total environmental liabilities	$55,893	$61,188

          The changes in environmental liabilities were as follows (in thousands):

	Asset Retirement Obligations	Remediation, Closure and Postclosure (Including Superfund)	Total
December 26, 2009	$13,316	$42,203	$55,519
Changes in estimated costs	—	4,454	4,454
Accretion	1,894	—	1,894
Foreign currency translation	30	443	473
Facility retirement	(217)	217	—
Payments	—	(6,447)	(6,447)

December 25, 2010	15,023	40,870	55,893

Changes in estimated costs	—	12,926	12,926
Accretion	2,169	—	2,169
Foreign currency translation	(14)	(137)	(151)
Facility retirement	(499)	499	—
Payments	—	(9,649)	(9,649)

December 31, 2011	$16,679	$44,509	$61,188

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

10. ENVIRONMENTAL LIABILITIES (Continued)

          Anticipated payments on remediation, closure and postclosure activities for each of the next five years and thereafter are as follows (in thousands):

Fiscal Year
2012	$6,596
2013	6,596
2014	6,112
2015	3,608
2016	1,899
Thereafter	19,698

Total	$44,509

11. LONG-TERM DEBT AND OTHER FINANCING

          Long-term debt consisted of the following (in thousands):

	December 25, 2010	December 31, 2011
Senior credit facility:
Term loan	$220,800	$218,500

Total debt	220,800	218,500
Less current portion	(2,300)	(2,300)

Total long-term debt	$218,500	$216,200

          Senior Credit Facility — The Company's Senior Credit Facility ("Credit Facility") consisted of a $100.0 million revolving credit facility (the "Revolver"), a $48.0 million letter of credit facility (the "LOC"), and a $230.0 million term loan facility (the "Term Loan"). The Credit Facility contained an expansion feature up to $100.0 million, which was subject to certain conditions. Certain of the Company's stockholders were participants in the Credit Facility. The Revolver was due in August 2012 and both the Term Loan and LOC were due in August 2013. The Credit Facility was collateralized by a first lien on substantially all of the assets of the Company.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

11. LONG-TERM DEBT AND OTHER FINANCING (Continued)

          The Credit Facility contained certain rates and fees over the term of the loan, which include the following:

Revolver	—	The Revolver provided for interest at LIBOR plus the applicable margin ranging from 2.25% to 3.00% or prime rate plus the applicable margin ranging from 1.25% to 2.00%, in each case based on the Company's leverage ratio. Interest on Eurodollar borrowings could be locked-in for periods of up to six months. The Company had the right to elect the interest period and a rate for Eurodollar borrowings in increments of one, two, three or six-month periods. Interest was paid quarterly on prime loans and Eurodollar loans were paid based on the last day of an interest period, with the exception of six month interest periods, which were required to be paid after three months. At December 31, 2011, LIBOR was 0.31% and the prime interest rate was 3.25%.
	—	Unused commitment commission was determined by facility use and ranged from 0.25% to 0.50% based on the Company's leverage ratio and is payable quarterly.
Letter of Credit
Facility	—	Quarterly LOC fee was calculated as defined in the credit agreement and was approximately 3.15%. The Company also paid a fronting fee of approximately 0.13% per annum on the average daily amount of the LOC exposure.
Term Loan	—	The Term Loan bore interest at LIBOR plus 3.00% or prime rate plus 2.00%. Interest on Eurodollar borrowings could be locked in for periods of up to six months. The Company had the right to elect the interest period and rate consistent with the terms of the Revolver.

          Revolver — A portion of the Revolver under the Credit Agreement, not in excess of $30.0 million, was available for the issuance of letters of credit. The Company had $100.0 million of borrowing capacity available under the Revolver as of December 25, 2010 and December 31, 2011.

          Letter of Credit Facility — As of December 31, 2011, the Company utilized $39.7 million of the $48.0 million LOC facility under the Credit Facility. The rate on the LOC facility utilized was approximately 3.15%.

          Term Loan — The Term Loan under the Credit Facility required quarterly principal payments of $575 thousand. The Company had an interest rate swap agreement with a notional amount of $50.0 million that converted a portion of its variable rate debt to a fixed rate at 2.97% and expired during October 2011. At December 31, 2011, the interest rate on the Term Loan was approximately 3.31%.

          The Credit Facility required the Company to maintain compliance with specific financial covenants, including a leverage ratio and an interest coverage ratio. The Credit Facility included restrictions as to, among other things, the payment of cash dividends, additional indebtedness, asset sales, and capital and environmental expenditures. Further, the Credit Facility described certain conditions and events that could cause an acceleration of the amounts then outstanding

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

11. LONG-TERM DEBT AND OTHER FINANCING (Continued)

under the Credit Facility. These events included, but were not limited to, the Company not maintaining compliance with certain financial covenants or a change in control. The Company was in compliance with all debt covenants as of December 25, 2010 and December 31, 2011. In addition, the Company could have been required, under certain circumstances, to prepay borrowings under the Credit Facility based on a percentage of "excess cash flow" (as defined in the credit agreement). The Company does not expect there to be any excess cash flow prepayments due in fiscal year 2012. The Company was entitled to prepay the term loan, in whole or in part, in minimum amounts without penalty.

          The aggregate principal repayments required in fiscal years 2012 through 2013 related to the Company's debt obligations are as follows (in thousands):

Fiscal Year
2012	$2,300
2013	216,200

Total	$218,500

          The Company amended and restated its current Credit Facility (the "Amended Credit Facility") in February of 2012. The new maturity date for both the revolver and the term loan is five years from the closing date. In addition, the Company increased its revolver from $100.0 million to $225.0 million. The amended revolver includes a $100.0 million letter of credit sub-facility, which allowed the Company to terminate its existing synthetic letter of credit facility. The initial size of the term loan is $225.0 million.

          Quarterly loan payments of $625 thousand are required on the term loan commencing on April 2, 2012 and continuing until the maturity date. The final payment on the term loan is due on the maturity date and will be equal to the amount of principal then outstanding. The amended terms include releasing the Company's Canadian subsidiary from its guaranty and security obligations, adding additional capital expenditure flexibility to allow for up to $100.0 million for re-refinery expansion, adding acquisition flexibility of up to $100.0 million annually and giving the Company flexibility to purchase up to $50.0 million of its shares. The Amended Credit Facility has specific financial covenants, restrictions, and an "excess cash flow" calculation substantially consistent with those noted under the Credit Facility. The pricing of the amended term loan is LIBOR plus 3.75% (with a 1.25% LIBOR floor) and the Revolver is initially priced at LIBOR plus 3.25%, with future pricing determined based upon the Company's leverage ratio. The Term Loan also includes a 1% fee if the Company elects to repay the loan within one year of the closing date.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

12. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

          The Company has entered into a variety of agreements that represent commitments of future performance. In addition, the Company manages various contingent matters that include estimates for retained insurance risks, financial assurance requirements and legal proceedings.

Commitments

          Lease Commitments — The Company enters into various leases primarily for real property, equipment, and vehicles under various terms and conditions. Certain of the Company's leases include scheduled base rent increases over the respective lease terms. The total amount of base rent payments, net of allowances and incentives, is being charged to expense using the straight-line method over the terms of the leases.

          The following table represents the non-cancelable contractually stated minimum future lease payments (in thousands):

Fiscal Year	Operating Leases
2012	$15,674
2013	10,854
2014	8,368
2015	5,397
2016	2,886
Thereafter	3,590

Total	$46,769

          Total rent expense under operating leases was $26.6 million, $22.9 million and $22.3 million for fiscal years 2009, 2010 and 2011, respectively.

          Information Technology — The Company has outsourcing arrangements with various independent companies to provide information technology support. The payments related to these arrangements were $7.2 million for fiscal year 2011 and are expected to be $8.7 million, $2.7 million and $1.3 million for fiscal years 2012, 2013 and 2014, respectively.

          Plant Expansions — The Company has commitments related to its oil business of $7.8 million related to oil refinery expansion.

Contingencies

Liability Insurance — The Company's insurance programs for certain workers' compensation, general liability (including product liability) and automobile liability carry self-insured retentions up to certain limits. Claims in excess of these self-insurance retentions are fully insured. For claims within the workers' compensation, general liability (including product liability) and automobile liability self-insured retentions, the Company estimates these liabilities based on actuarially determined estimates of the incurred but not reported claims plus any portion of incurred but not paid claims and premiums. These estimates are generally within a range of potential ultimate outcomes.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

12. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

          The Company's medical, dental and vision employee benefits are self-insured up to certain limits, and the Company's liabilities include both an accrual for an estimate of the incurred but not reported claims that is calculated using historical claims data and an accrual for the incurred but not paid claims and premiums. With the exception of short-term disability, which is a salary continuance program, and the medical, dental and vision benefits, the Company's remaining employee benefits plans are fully insured.

          These liabilities are classified as follows in the accompanying consolidated balance sheets:

	December 25, 2010	December 31, 2011
Current liabilities:
Included in accrued salaries and benefits	$3,477	$3,601
Included in accrued other liabilities	6,303	6,303

	9,780	9,904
Long-term liabilities:
Included in other long-term liabilities	18,187	18,751

Total liabilities related to self-insurance programs	$27,967	$28,655

          While the ultimate amount of claims incurred are dependent on future developments, in management's opinion, recorded reserves are adequate to cover the future payment of claims. Adjustments, if any, to estimates recorded resulting from ultimate claim payments will be reflected in results of operations in the periods in which such adjustments are known.

          Financial Assurance — Under the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act and analogous provincial and state statutes, owners and operators of certain waste management facilities are subject to financial assurance requirements to ensure performance of their closure, postclosure and corrective action obligations.

          In connection with closure, postclosure and corrective action requirements of certain facility operating permits, the Company had provided financial assurances in the form of insurance policies and performance bonds to the applicable regulatory authorities and also provided letters of credit to the Company's financial assurance provider totaling $23.7 million and $11.8 million as of December 25, 2010 and December 31, 2011, respectively.

Legal Proceedings

          The Company had claims, excluding environmental claims, in which management has assessed that an unfavorable outcome is probable and has accrued for such claims in the amount of $1.1 million and $457 thousand, as of December 25, 2010 and December 31, 2011, respectively.

          Product Liability Cases — The Company is named as a defendant in various lawsuits that are currently pending in various courts and jurisdictions throughout the United States, including approximately 70 proceedings as of December 31, 2011, wherein persons claim personal injury

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

12. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

resulting from the use of the Company's parts cleaning equipment or cleaning products. These proceedings typically involve allegations that the solvent used in the Company's parts cleaning equipment contains contaminants and/or that the Company's recycling process does not effectively remove the contaminants that become entrained in the solvent during their use. In addition, certain claimants assert that the Company failed to warn adequately the product user of potential risks, including a historic failure to warn that solvent contains trace amounts of toxic or hazardous substances such as benzene. The Company maintains insurance that it believes will provide coverage for these claims (over amounts accrued for self-insured retentions and deductibles in certain limited cases), except for punitive damages to the extent not insurable under state law or excluded from insurance coverage. The Company believes that these claims lack merit and has historically vigorously defended, and intends to continue to vigorously defend itself and the safety of its products against all of these claims. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. Consequently, the Company is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters as of December 31, 2011. From December 31, 2011 to August 14, 2012, 10 product liability claims were settled or dismissed. Due to the nature of these claims and the related insurance, the Company did not incur any expense as the Company's insurance provided coverage in full for all such claims. The Company may be named in similar, additional lawsuits in the future, including claims for which insurance coverage may not be available.

          General Environmental — The Company's hazardous and industrial waste services are continuously regulated by federal, state, provincial and local laws enacted to regulate the discharge of materials into the environment or primarily for the purpose of protecting the environment. This inherent regulation results in the Company becoming a party to judicial or administrative proceedings involving all levels of governmental authorities and other interested parties. The issues involved generally relate to applications for permits and licenses by the Company and its conformity with legal requirements and alleged violations of existing permits and licenses.

  Significant Litigation, Environmental and Regulatory Proceedings

  •
  Clean Harbors Indemnification.  Effective September 7, 2002, our predecessor company completed the sale of certain assets and liabilities of the Chemical Services Division (the "CSD") to Clean Harbors. Under the sale agreement, Clean Harbors assumed known liabilities for which our predecessor company had recorded liabilities of $250.4 million at August 31, 2002. Clean Harbors also agreed to indemnify the Company against certain additional contingent liabilities related to the former CSD operations.

    There can be no assurance that Clean Harbors will agree with the Company's classification of all of these contingent claims. Clean Harbors has disputed liability at certain Superfund sites, although these disputes have not resulted in any liability for the Company to date. In the event that Clean Harbors does not agree on the proposed classification of all claims and is ultimately successful in its classification, or if Clean Harbors otherwise does not or is unable to meet its obligations with respect to the assumed liabilities, the Company could be subject to material claims that could adversely affect the Company's financial condition, cash flows and results of operations. However, the Company believes it is protected in

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

12. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

    some respects from these liabilities because the CSD legal entities were dissolved in bankruptcy proceedings, and the Company has no direct connection to any CSD-related facilities. Additionally, there is a risk that the Company may face future CERCLA liability as a former owner or operator of certain CSD facilities should a former facility become a Superfund site and Clean Harbors fails to satisfy its indemnification obligations to the Company.

  •
  New Jersey Natural Resources Damages Claim.  In September 2003, the New Jersey Department of Environmental Protection issued to a Company subsidiary and approximately 40 other recipients a "Directive No. 1" for the Lower Passaic River. The Directive was issued under the authority of the New Jersey Spill Compensation and Control Act and alleged that the recipients were responsible for discharges that caused or contributed to sediment contamination in the Lower Passaic River. The Directive sought performance of a natural resource damage assessment of the Lower Passaic River watershed, performance of interim compensatory restoration in the watershed and the execution of an administrative consent order for the watershed. The Company's subsidiary tendered the Directive for indemnification to McKesson, from whom the Company acquired McKesson Envirosystems. In accordance with its contractual obligations McKesson has agreed to assume this liability, and defend and indemnify the Company on this claim going forward. In February 2007, McKesson agreed to resolve this matter with the USEPA and participate in an Administrative Order on Consent. The Company believes that its liability at the site will be resolved and that the Company will be indemnified by McKesson from other CERCLA-type claims in the future. As a result, the Company does not expect any financial impact to the Company. However, if for any reason McKesson does not or is unable to meet its obligations with respect to the assumed liabilities, the Company could be subject to material claims that could adversely affect the Company's consolidated financial results.

  •
  Biological Processors of Alabama Superfund Site (BPA site).  The Company has been identified as the largest (by volume) PRP at the BPA site. In early 2010, the USEPA forced all of the PRPs to initiate a removal action of contaminated waste water and sludge that was left on site when the Company's disposal vendor abandoned the property. The Company, which has a 57% responsibility allocation at the BPA site, took the lead role in the PRP group and negotiated a cleanup order ("Order") with the USEPA to clean the BPA site. In July 2010, the work was completed and the USEPA closed the Order. In November 2011, the USEPA asserted a claim for past costs which are recoverable under CERCLA. The PRP group agreed to settle that claim with the USEPA and the Company paid $1.2 million as its share of that settlement. This settlement will close the BPA site and no future liability is anticipated.

  •
  Ecological Systems, Inc. (ESI site).  The Company has been identified as the largest (by volume) potentially responsible party at the ESI site. ESI was the Company's largest disposal vendor for non-hazardous waste water for the last several years and filed for Chapter 7 bankruptcy in October 2010. Shortly thereafter, the Company received a General Notice of Potential Liability notice from the USEPA and joined with other PRPs to form a cooperative group to undertake the removal action. Under the PRP group allocation, the

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

12. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

    Company has a 43% share of the responsibility of a cleanup that, in total, is estimated to be $7.6 million. The PRP group is actively pursuing settlements with other parties and insurance carriers and remains active in the ESI bankruptcy proceedings. Separately, the Company has claimed that the outstanding receivable to ESI of approximately $483 thousand should be set-off by the amount of the Company's liability for the environmental cleanup although no such set-off has yet occurred in the Company's consolidated financial statements. The Company has also made a claim against ESI's insurers under its contract with ESI which required the Company to be named as an additional insured. In 2011, the Company spent $1.7 million on this matter and had an additional $1.5 million accrued as an environmental liability at December 31, 2011.

  •
  Omega Chemical Superfund Site (Omega site).  On September 9, 1994, the Company was identified by the California Department of Toxic Substances Control ("DTSC") as one of 142 PRPs, each of whom allegedly sent more than 10 tons of hazardous waste during the years 1988-1992 to the Omega Chemical Corporation in Whittier, California. Approximately 2,860 other generators sent waste to the Omega site but were not identified as PRPs by DTSC. Since then, the USEPA has taken over jurisdiction of this matter and has been requiring the PRP group to remediate the Omega site. The Company has an active role on the PRP steering committee for this site. The cleanup is very complex and involves three separate operable units requiring remediation. Each of the three operable units is being addressed differently by the PRP group, and these three units are in varying stages of analysis or remediation. The current estimate to complete the overall remediation for the Omega site, as modeled by the engineers hired by the PRP group, is expected to last until 2042. At December 31, 2011, the Company has an environmental reserve with respect to this site of $3.3 million. Given the complexity of the site, however, it is possible that additional or more expensive remedial activities may be required in the future. The Company is currently unable to estimate its ultimate liability relating to the additional remedial activities, if such activities are required.

  •
  California Wage and Hour Claim.  Three separate class action lawsuits have been filed in California courts against the Company since November 2005 alleging unpaid overtime, wages for break and meal periods, violations of state wage statement requirements or similar claims. The named plaintiffs are former customer service representatives ("CSRs") of the Company and the putative classes appear to include all CSRs and "Tanker Truck Drivers" employed by the Company in California since November 2002. The two later-filed cases originally filed in Southern California, were transferred to the United States District Court, Northern District of California, before the same judge as the first filed case. In July 2008, the Company was granted summary judgment in the first case on the primary claims (meal and rest break violations) and subsequently settled the remaining claims related to the form of the Company's wage statement for California employees for $210 thousand, of which $113 thousand was refunded in April 2010 due to a lower than anticipated participation by potential class members. In March 2010, the Court granted plaintiffs' request for statutory attorneys' fees, awarding the plaintiffs $320 thousand. The Company appealed this ruling, but the ruling was sustained in August 2011. The Company satisfied the attorneys' fee award, plus interest and attorneys' fees on appeal, by paying $359 thousand

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

12. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

    in September 2011. The second filed case was dismissed with prejudice in 2007. The third case involves the failure to pay overtime to certain employees based on their classification. The Company disputes that there was an improper classification and contends that the employees were exempt from overtime under both federal and state exemptions. In December 2010, the Court, which had previously conditionally certified a class action, decertified the case as a class action, allowing one plaintiff to proceed individually (with the possibility, if he is successful, of employing California's Private Attorney General Act on behalf of a class). The trial of this individual claim has been set for February 2013. California law is not clear on the issues remaining in the individual case, and the Company is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to the remaining matters as of December 31, 2011.

  •
  Illinois Wage and Hour Claims (Smith and Brooks).  In October 2010, a then current employee (Smith) filed a complaint, individually and on behalf of all similarly situated employees of the Company located at the Dolton Recycle Center, in the United States District Court for the Eastern District of Illinois alleging that the Company violated wage and hour laws by failing to pay employees for periods when they were donning and doffing work uniforms and personal protective equipment ("PPE"), walking between the employee locker room and time clock and showering. The plaintiffs contend that when unpaid time is added to their weekly schedule, they worked unpaid overtime hours. The Company disputed that this time is legally compensable but, in any event, pays the employees an additional quarter hour per day beyond their timecard and provides a 30-minute paid lunch period that the Company is not legally required to pay. Together, these voluntary payments and credits far exceed the amount of time the employees claim they are entitled to for donning and doffing of PPE, walking between the locker room and time clock and showering. The Company opposed the plaintiffs' request to certify a class but the Court conditionally granted certification. After notice to all potential class members, only 12 individuals joined the lawsuit as class members. Following extensive discovery, the Company moved to dismiss the case as not legally supportable and to decertify the class. In January 2012, the Court denied the Company's motion to dismiss but granted the Company's motion to decertify the class, allowing the original plaintiff to proceed individually and requiring the former class members to file individual lawsuits if they wanted to proceed. Ten of the 12 dismissed class members filed individual lawsuits following dismissal of the class, while two former class members opted not to proceed with suit. Trial of the originally filed claim was held between July 9 and July 11, 2012, with the jury finding for the plaintiff and awarding him $1,528. A request for attorney's fees will be made and the Company is in negotiations to resolve that aspect of the claim as well as the individual claims filed by the former class members after decertification. In October 2011, a second class lawsuit (Brooks) involving a broader potential class was filed by the same law firm and alleging the same violations as the Smith case. The Company continues to dispute the merits of this second class action but are in negotiations to resolve this matter with the other cases. The Company is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters as of December 31, 2011.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

12. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

  •
  Denton OTR Driver Claims.  In January 2011, five former over the road ("OTR") drivers from the Company's Denton distribution center and recycle center filed a lawsuit in the United States District Court for the Eastern District of Texas in connection with their early 2010 termination from employment after an audit of driver DOT mandated logs and pay sheets revealed numerous discrepancies in violation of company policy and applicable standards for OTR drivers. The former drivers allege age discrimination and seek past and future wage loss, statutory liquidated damages, compensatory damages for mental anguish and pain and suffering, punitive damages and attorneys' fees. The parties have engaged in extensive factual discovery, which has confirmed that the OTR drivers falsified their driving logs in violation of policy, with no evidence that the Company's decision to terminate the OTR drivers was motivated by age or any other impermissible consideration. The Company filed a motion for summary judgment in March 2012, which was denied in late June 2012. The matter has been set for trial in May 2013. Barring success on this motion, the matter will be set for trial in late summer or early fall of 2012. Plaintiffs' current demand, for all 5 cases, is $800 thousand, which the Company has rejected. The Company is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters as of December 31, 2011.

  •
  Alabama Class Action Claim.  In October 2010, two customers filed a complaint, individually and on behalf of all similarly situated customers in the State of Alabama, in state court in Alabama alleging that the Company improperly assessed fuel surcharges and extended area service fees. The Company disputes the basis of the claims on numerous grounds, including that the Company has contracts with numerous customers authorizing the assessment of such fees and that in cases where no contract exists the Company provides customers with a document at the time of service reflecting the assessment of the fee, followed by an invoice itemizing the fee. It is the Company's position that it had the right to assess fuel surcharges, that the customers consented to the charges and that the surcharges were voluntarily paid by the customers when presented with an invoice. The lawsuit is still in its initial stages of discovery. A hearing on the request for class certification is set for January 2013. In late June 2012, a nearly identical lawsuit was filed by the same law firm on behalf of a California-based customer. The lawsuit contends, under various state law theories, that the Company impermissibly assessed fuel surcharges and late payment fees, and seeks certification of a class of California customers only. The Company will assert the same defenses as in the Alabama litigation. The Company is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters as of December 31, 2011.

  •
  Harris Incident.  In August 2010, a Company vehicle being driven by an employee of a third party hired to transport the vehicle from Mobile, Alabama to Chattanooga, Tennessee was involved in a serious accident, resulting in the death of the passenger and significant injuries to the driver. Based on the investigation by local police, the driver of the other vehicle was at fault, although this conclusion has been called into question in discovery. The facts surrounding the cause of the accident are in dispute and there are unique aspects to Alabama law that could affect the assessment of liability. A complaint naming the Company, its local branch manager, the third party company and its driver was filed in early January

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

12. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

    2011, with counts of general negligence, negligent hiring and negligent maintenance of the Company vehicle. There is a question about whether the Company's insurance would provide coverage to the third party driver after his company's insurance is exhausted. The Company's insurer has accepted defense of the driver and his employer subject to a reservation of rights. The Company disputes responsibility and is contesting the matter. The matter is set for mediation in mid-September 2012, and for trial on October 1, 2012. This matter is covered under the Company's insurance program, which has a $3.0 million self-insured retention for automobile accidents and the Company has accrued $2.0 million as of December 31, 2011 in accrued other liabilities, as a component of its self-insurance liability, in the consolidated balance sheet as of December 31, 2011.

  •
  Tanner Incident.  In April 2010, a complaint against the Company and its driver was filed in the 14th District Court for Dallas County alleging injuries resulting from an automobile accident during 2008. The plaintiff contends that as a result of the accident, debilitating physical injuries were sustained that have substantially interfered with the plaintiff's ability to work and continue to result in pain and suffering in addition to medical treatment. Prior to commencement of the suit, the plaintiff demanded $1.3 million based on lost earnings capacity and physical injuries, a number that was refined after the suit was filed to $3.8 million. The case was mediated in May 2011 and the case was settled for $1.9 million. The matter is covered under the Company's insurance program, which has a $3.0 million self-insured retention for automobile accidents, so the Company was responsible for and paid the entire $1.9 million settlement amount in June 2011.

  •
  Clean Harbors Matter.  In January 2011, Clean Harbors, Inc. sued the Company in connection with the Company's December 2010 exercise of a contractual call right to purchase 1.4 million shares acquired by Clean Harbors for $7.50 per share from certain former employees who acquired the shares upon the exercise of their options in the Company's stock. The call rights entitled the Company to purchase the shares from Clean Harbors at their fair market value as determined by the Company's human resources and compensation committee in its good faith discretion, taking into account such factors as it deems appropriate. The committee determined that $7.50 per share was the fair market value of the shares based on, among other considerations, the following factors: Clean Harbors purchased the same shares for $7.50 per share from the former employees; Clean Harbors' purchase of the shares for $7.50 per share was the most recent transaction involving the purchase and sale of the Company's stock; the shares represented only approximately 3.0% of the Company's common stock on a fully-diluted basis; and the Company is a private, closely-held company. The plaintiff asserts three causes of action against the Company: (1) a declaration that a committee of the Company's Board of Directors failed to make a good faith determination of the fair market value of the stock acquired by Clean Harbors when the Company exercised its call right, (2) breach of contract, and (3) breach of the covenant of good faith and fair dealing. The Company disputes the factual and legal bases of the complaint and will vigorously defend itself in the litigation. The Company filed a motion to dismiss the matter in March 2011, which motion was denied in December 2011. The parties are proceeding with discovery, which will occur throughout 2012. Because Clean Harbors has not yet provided the court or us with its

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

12. COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

    determination of the fair market value of the stock at issue, the Company is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact, if any, with respect to this matter at December 31, 2011.

  •
  Nova Scotia Property Dispute.  The Company's Canadian Subsidiary leased two facilities, (collectively, the "Properties"), from Roycom through 2001. In June 2002, Roycom began proceedings against the Company seeking damages for the cost to remediate contamination and the loss in value of the Properties. In May 2009, the Company resolved the dispute by paying CDN 887 thousand of Roycom's past costs, reaffirming its responsibility to remediate the Properties. The Company also agreed to guarantee that Roycom would receive CDN 6.2 million from the sale of the Properties and to cover any shortfall between the sales price and CDN 6.2 million. In September 2010, Roycom received an offer on the property of CDN 4.5 million from a Toronto based real estate investment trust. The Company accepted the offer and paid the shortfall of CDN 1.7 million in 2010 in full settlement of the matter.

  •
  South Coast Air Quality Management District ("SCAQMD") Claims. In 2008 and 2009, the Company was served with 42 Notices of Violation from the SCAQMD in California for civil violations of SCAQMD Rule 1171. SCAQMD Rule 1171 prohibits the use of solvent, except for certain exempt uses, within the district. In February 2008, Rule 1171 was amended to expand the scope of the rule to include distributors. The Notices of Violation against the Company relate to customers that were not converted to a compliant cleaning solution under Rule 1171. Since the passage of the rule, the Company has been actively working to convert its customers in the air district to a compliant cleaning solution. In November 2009, the Company attended a conference with representatives from the Los Angeles City Attorneys office, the SCAQMD and the District Attorney's offices from Orange, Los Angeles, Riverside and San Bernardino counties (collectively the "Agencies"). The Agencies asserted penalties for non-compliance with Rule 1171, and also alleged violations relating to false advertising and unfair trade practices, among other claims. On April 7, 20l0, the Company settled this matter for $15.0 million and recognized this amount in the Company's consolidated statement of operations for fiscal year 2009. As part of the settlement, the Company will be subject to a permanent injunction related to ensuring compliance with the Rule.

          Other Legal Matters — The Company is a party to various other general legal proceedings that arise in the ordinary course of business. While the results of these other additional matters cannot be predicted with certainty, the Company currently believes that losses, if any, resulting from the ultimate resolution of these other additional matters will not have a material adverse effect on the Company's consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

13. STOCKHOLDERS' EQUITY

          Common Stock and Preferred Stock Shares — The Company is a Delaware corporation. The Company's Amended Certificate of Incorporation authorizes 160 million shares comprised of 150 million common shares at $0.01 par value and 10 million preferred shares at $0.01 par value. The Company had common stock at stated capital of $529 thousand and $512 thousand reflecting approximately 53 million and 51 million common shares issued and 51 million outstanding as of December 25, 2010 and December 31, 2011, respectively.

          Voting — The holders of the Company's common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of Board of Director (the "Board") members, and do not have any right to cumulate votes in the election of Board members.

          Dividends — Subject to the rights and preferences of the holders of any series of preferred stock which may at the time be outstanding, and the restrictive terms of the Credit Facility, which generally prohibit the payment of dividends, holders of the Company's common stock are entitled to such dividends as the Board may declare out of funds legally available. See Note 21.

          Liquidation rights — In the event of any liquidation, dissolution or winding-up of the Company's affairs, after payment of all of the Company's debts and liabilities and subject to the rights and preferences of the holders of any outstanding shares of any series of the Company's preferred stock, the holders of the Company's common stock will be entitled to receive the distribution of any remaining assets.

          Treasury Stock — In December 2010, the Company repurchased 1.7 million shares of the Company's common stock for $12.8 million, which was accounted for using the cost method (see Note 14). The Company includes treasury stock as a component of stockholders' equity. In June 2011, the Company repurchased 100 thousand additional shares of the Company's common stock for $1.1 million. Concurrent with the June 2011 transaction, the Board unanimously approved the cancellation of all treasury stock outstanding, which reduced common stock, additional paid-in capital and treasury stock.

          Accumulated Other Comprehensive Income — Accumulated other comprehensive income consisted of the following for fiscal years (in thousands):

	2010	2011
Currency translation adjustment	$5,965	$4,727

Accumulated other comprehensive income	$5,965	$4,727

14. STOCK AWARD PLANS

          On August 31, 2004, the Company's Board approved the Safety-Kleen Equity Plan (the "Equity Plan") and reserved 7.3 million shares of the Company's common stock for issuance under the Equity Plan, of which 1,748,591 are available for future grants as of December 31, 2011. The Equity Plan is administered by the Human Resources and Compensation Committee of the Board.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

14. STOCK AWARD PLANS (Continued)

Stock options, stock appreciation rights, restricted stock, restricted stock units ("RSUs"), stock bonuses and other awards (collectively, "Awards") may be granted under the Equity Plan.

          Stock Options — The Company's stock options are granted with an exercise price approximating the fair value of the Company's common stock at the grant date. The Company's stock options vest, generally ratably, over a three to four year vesting period. Outstanding stock options have a term of 10 years from the date of grant.

          The fair value of each option grant of equity classified awards has been estimated as of the grant date, using the Black-Scholes Model with the following weighted average assumptions for fiscal years:

	2009	2010	2011
Risk-free interest rate	3.04%	—	—
Expected life	6.25 years	—	—
Expected volatility	40.81%	—	—
Dividend rate	0.00%	—	—

          The risk-free rates are based on U.S. Treasury Yield Curve Rates with remaining terms equal to the expected life of each award. The expected life of each award granted was calculated using the simplified method. The volatility is based on the historic volatility of companies within related industries that have publicly traded equity securities, as the observable share-price volatility is not available because the Company's common stock is not currently publicly traded. Expected dividend yield is based on the expectation of no future dividend payouts.

          As described in Note 2, the Company concluded in 2011 that its outstanding stock options were modified and all outstanding stock options became liability classified awards. All such awards were equity classified awards during 2009 and 2010. Compensation cost of approximately $11 million was recognized in 2011 related to the liability-classified awards.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

14. STOCK AWARD PLANS (Continued)

          Stock option activity was as follows:

		Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding — December 27, 2008	4,722	$3.93	6.43

Granted	60	7.67
Exercised	(440)	3.18
Forfeited	(45)	15.43
Expired or cancelled	(49)	9.05

Outstanding — December 26, 2009	4,248	3.88	5.44

Granted	—	—
Exercised	(2,151)	3.20
Forfeited	(11)	8.68
Expired or cancelled	(29)	9.32

Outstanding — December 25, 2010	2,057	4.49	4.56

Granted	—	—
Exercised	(123)	3.19
Forfeited	(7)	13.63
Expired or cancelled	(44)	15.00

Outstanding — December 31, 2011	1,883	4.30	3.52	$14,626

Options exercisable — December 31, 2011	1,849	$4.20	3.46	$14,532

          The total intrinsic value of options exercised during fiscal years 2009, 2010 and 2011 was $1.0 million, $7.9 million and $909 thousand, respectively.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

14. STOCK AWARD PLANS (Continued)

          The following table summarizes the status of the Company's stock options and changes during the fiscal years then ended:

Nonvested Options	Options (in thousands)	Weighted Average Grant Date Fair Value
Nonvested at December 27, 2008	452	$7.06

Granted	60	3.44
Vested	(246)	4.83
Forfeited	(45)	11.36

Nonvested at December 26, 2009	221	7.81

Granted	—	—
Vested	(106)	7.52
Forfeited	(11)	5.15

Nonvested at December 25, 2010	104	8.37

Granted	—	—
Vested	(63)	9.89
Forfeited	(7)	9.78

Nonvested at December 31, 2011	34	5.29

          There were no options granted during fiscal year 2011.

          As of December 31, 2011, unrecognized compensation expense related to nonvested options is $84 thousand, which is expected to be recognized over a weighted average period of 1.4 years. The total fair value of options vested during fiscal years 2009, 2010 and 2011 was $1.4 million, $795 thousand and $733 thousand, respectively.

          In December 2010, certain former executives exercised 1.7 million stock options. 1.4 million of the resulting common shares were sold by the former executives to a third party while 300 thousand shares were retained by a former executive. Prior to year end, the Company exercised its irrevocable call right and purchased the 1.7 million common shares at $7.50 per share and recorded such as treasury stock. The call of the common stock shares was pursuant to each individual's respective stock purchase agreement.

          In 2011, the third party filed a complaint disputing the purchase price and believes that the shares had a fair value on the date of the exercise of the call right greater than the purchase price paid by the Company (see Note 12). The Company disputes the factual and legal bases of the complaint and will vigorously defend itself in the litigation. The Company is unable to ascertain the monetary liability or financial impact, if any, of this matter.

          In June 2011, a former executive exercised 100 thousand options. The Company repurchased the 100 thousand shares of the Company's common stock directly from the former executive at $10.75 per share. Concurrent with the June 2011 transaction, the Board unanimously approved the

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

14. STOCK AWARD PLANS (Continued)

cancellation of all treasury stock outstanding, which reduced common stock, additional paid-in capital and treasury stock.

          Compensation expense related to all stock options is recognized, using the straight-line method, over the vesting period. The Company recognized expense of $874 thousand, $1.5 million and $11.6 million in fiscal years 2009, 2010 and 2011, respectively.

          RSUs — During fiscal years 2004 and 2005, the Company awarded certain employees and Board members RSUs, which entitle the recipient to receive shares of the Company's common stock in exchange for the vested RSU.

          The majority of the RSUs vested in four equal increments on the first four anniversaries of the beginning of the vesting period which preceded the grant date. The remaining RSUs vested approximately two years from the grant date. All RSUs awarded were fully vested as of December 29, 2007 and there were no RSUs granted, exercised, forfeited or expired/cancelled during fiscal years 2009, 2010 or 2011.

          As of December 26, 2009, December 25, 2010 and December 31, 2011, there were 684 thousand RSUs outstanding.

          Compensation expense related to all RSU grants was recognized, using the straight-line method, over the vesting period stated above. No compensation expense was recognized in fiscal years 2009, 2010 or 2011.

15. REGISTRATION RIGHTS AGREEMENT

          On July 17, 2006, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with certain stockholders ("Rights Agreement Parties") of the Company. Pursuant to the terms of the Registration Rights Agreement, and subject to certain restrictions, the Rights Agreement Parties may request the Company to effect a registration of all or a portion of such Rights Agreement Parties' shares of common stock. The Company shall not be obligated to affect more than five registrations pursuant to such requests. The amount of shares that the Company shall be obligated to register is subject to cut-back based upon the number of shares that an underwriter advises can be sold without having a material adverse effect on the offering. Each of the Rights Agreement Parties has also been granted standard "piggy-back" registration rights on both registrations undertaken at the request of Rights Agreement Parties or other third persons and registrations undertaken for the sale of shares for the Company's account. Further, each of the Rights Agreement Parties and the Company agreed to lock-up agreements with respect to such Rights Agreement Parties' shares of common stock in connection with a registration of any of the Rights Agreement Parties' shares of common stock.

16. FAIR VALUE MEASUREMENTS

          The Company follows the provisions of ASC 820, Fair Value Measurements and Disclosures ("ASC 820") which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a fair

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

16. FAIR VALUE MEASUREMENTS (Continued)

value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

  •
  Level 1 — Quoted prices in active markets for identical assets or liabilities.

  •
  Level 2 — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

  •
  Level 3 — Unobservable inputs based on the Company's assumptions.

          ASC 825, Financial Instruments, allows companies to measure many financial assets and liabilities at fair value. It also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose between different measurement attributes for similar types of assets and liabilities. The Company did not elect to report any assets or liabilities at fair value under the provisions of ASC 825.

          The following table presents the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis (in thousands):

	Fair Value as of December 25, 2010
	Level 1	Level 2	Level 3	Total
Assets
Derivative Instruments	$—	$—	$—	$—
Liabilities:
Derivative Instruments(1)	$—	$1,101	$—	$1,101

	Fair Value as of December 31, 2011
	Level 1	Level 2	Level 3	Total
Assets
Derivative Instruments(2)	$—	$278	$—	$278
Liabilities:
Derivative Instruments(2)	$—	$2,464	$—	$2,464
Stock Option Awards(3)	$—	$14,551	$—	$14,551

(1)
Fair value based on present value of future cash flows using LIBOR forward rate curve.

(2)
Fair value based on present value of cash flows using crude oil forward rate curve.

(3)
Fair value of stock options determined using Black-Scholes Model (See Note 14).

          Carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable — net and accounts payable approximate fair value due to the short-term nature of these instruments. The fair value of long-term debt was based upon valuations from bank and market quotations.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

16. FAIR VALUE MEASUREMENTS (Continued)

          The carrying value and fair value of the Company's long-term debt were as follows:

	December 25, 2010		December 31, 2011
	Carrying Value	Fair Value	Carrying Value	Fair Value
Long-term debt	$220,800	$208,104	$218,500	$211,034

17. EMPLOYEE BENEFIT PLANS

          Defined Contribution Plan — The Company offers, to all eligible employees, the opportunity to participate in its defined contribution employee benefit plan. The Company's matching contribution was 50% of the participant's contribution up to 6% of the participant's annual compensation, for fiscal year 2008 and early fiscal year 2009. The Company's matching contribution was suspended during the first quarter of 2009. The Company's matching contribution was reinstated during the first quarter of 2011 at a rate of 25% of the participant's contribution up to 4% of the participant's annual compensation. The Company's matching contributions were $788 thousand, $0 and $1.2 million for fiscal years 2009, 2010 and 2011, respectively.

18. SEGMENT REPORTING, GEOGRAPHICAL INFORMATION AND MAJOR CUSTOMERS

          Segment Reporting — ASC 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments are defined as components of a company which the chief operating decision maker ("CODM") evaluates regularly in deciding how to allocate resources and in assessing performance. Prior to fiscal year 2011, the Company had one operating segment. During 2011, the Company determined that it is comprised of two operating segments consisting of Oil Re-refining and Environmental Services. All prior period financial information has been presented on a basis consistent with the 2011 segment presentation. The Environmental Services segment positions the Company as a comprehensive environmental services provider, offering its customers a wide-range of environmentally responsible products and services. The Oil Re-refining segment positions the Company as a recycler of used oil, as well as a producer and marketer of a wide variety of recycled base and blended lubricating oils, such as motor oil.

          Our company is organized, managed and internally grouped into segments based on differences in products and services. We manage our operations in two segments: Oil Re-refining and Environmental Services. These segments have responsibility for virtually all of our product lines. We are not dependent on any single product/service. The CODM utilizes Adjusted EBITDA as the measure of segment profit (loss) to evaluate operating performance. Assets by segment are not provided to or utilized by the CODM. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Intersegment revenues represent sales of used oil from the Environmental Services segment to the Oil Re-refining segment, which are accounted for at the estimated fair market price of recycled fuel oil or a percentage of the 6-oil index, depending on the point of origin.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

18. SEGMENT REPORTING, GEOGRAPHICAL INFORMATION AND MAJOR CUSTOMERS (Continued)

          There are a variety of items, such as depreciation and amortization, stock compensation expense, provision for environmental liabilities, interest expense and other expenses-net, which the CODM does not utilize in assessing the Company's operating segments.

Business Segment Products

Business Segment	Major Products or Services
Environmental Services	Parts Cleaning services and complementary line of products, including degreasers, glass cleaners, thinners, hand cleaners, floor cleaners, absorbents, antifreeze; oil collection services; containerized waste and vacuum services; total project management
Oil Re-refining	Re-refined base and blended lubricating oils, such as motor oil.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

18. SEGMENT REPORTING, GEOGRAPHICAL INFORMATION AND MAJOR CUSTOMERS (Continued)

	Fiscal Year Ended
	December 26,	December 25,	December 31,
	2009	2010	2011
	(in thousands)
Oil Re-refining
Revenues from external customers	$322,725	$407,112	$568,508
Intersegment revenue	578	251	398

Total Oil Re-refining	323,303	407,363	568,906

Segment (loss) profit	$(1,392)	$49,704	$112,867

Environmental Services
Revenues from external customers	$665,261	$667,020	$715,763
Intersegment revenue	115,508	144,664	206,816

Total Environmental Services	780,769	811,684	922,579

Segment profit	$65,517	$61,474	$47,835

Total revenues for reportable segments	$1,104,072	$1,219,047	$1,491,485
Elimination of intersegment revenue	(116,086)	(144,915)	(207,214)

	987,986	1,074,132	1,284,271

Total segment profit	$64,125	$111,178	$160,702
Depreciation and amortization	(70,992)	(71,689)	(66,808)
Provision for environmental liabilities	(4,738)	(6,588)	(15,095)
Other expenses	(1,719)	(5,305)	(5,925)
Interest expense	(14,701)	(10,841)	(10,321)
Stock compensation expense	(874)	(48)	(10,795)
(Provision) benefit for vacation expense	(393)	(18)	1,455
Oil derivative	—	—	(2,186)
SCAQMD settlement(1)	(15,000)	—	—

Income (loss) before income taxes	$(44,292)	$16,689	$51,027

(1)
The amount represents a settlement with the South Coast Air Quality Management District ("SCAQMD") for certain violations that was not allocated to any reporting segment.

          Geographic Information — For fiscal year 2009, the Company derived $878.8 million, or 88.9% of revenues, in the United States and Puerto Rico, $108.7 million, or 11.0% of revenues, in Canada and the remainder in Mexico. For fiscal year 2010, the Company derived $945.1 million, or 88.0% of revenues, in the United States and Puerto Rico, $129.0 million, or 12.0% of revenues, in Canada and the remainder in Mexico. For fiscal year 2011, the Company derived $1.13 billion, or 88.0% of revenues, in the United States and Puerto Rico and $153.5 million, or 12.0% of revenues, in Canada.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

18. SEGMENT REPORTING, GEOGRAPHICAL INFORMATION AND MAJOR CUSTOMERS (Continued)

          As of December 25, 2010, the Company had property, plant and equipment — net of $295.7 million, and intangible assets — net of $123.0 million. Of these totals, $47.0 million, or 15.9% of property, plant and equipment — net, and $4.1 million, or 3.3% of intangible assets — net, were in Canada, with the balance in the United States and Puerto Rico (except for immaterial assets in Mexico). As of December 31, 2011, the Company had property, plant and equipment — net of $301.6 million, and intangible assets — net of $122.4 million. Of these totals, $53.5 million, or 17.7% of property, plant and equipment — net, and $3.6 million, or 3.0% of intangible assets — net, were in Canada, with the balance in the United States and Puerto Rico.

Revenues by Product and Service Offering

	Fiscal Year Ended
	December 26,	December 25,	December 31,
	2009	2010	2011
	(in thousands)
Products revenues:
Oil and oil products	$370,787	$458,867	$645,218
Allied products	49,455	53,888	62,933

Total products revenues	420,242	512,755	708,151

Services revenues:
Parts cleaning services	240,542	220,991	226,452
Containerized waste services	139,642	142,636	155,590
Vacuum services	70,107	69,234	76,799
Total project management	46,433	43,652	40,348
Oil collection services	15,552	16,203	17,633
Other services	55,468	68,661	59,298

Total services revenues	567,744	561,377	576,120

Total revenues	$987,986	$1,074,132	$1,284,271

19. RELATED PARTY

          The Company has a 50% ownership interest in a joint venture (the "Investee") which is accounted for using the equity method of accounting. The Investee is primarily engaged in the production of aqueous cleaning solutions. Net assets of the Investee approximated $2.1 million and $1.4 million as of December 25, 2010 and December 31, 2011, respectively. Revenues of the Investee approximated $10.8 million, $11.4 million and $11.5 million in fiscal years 2009, 2010 and 2011, respectively. The Company's share of the Investee's net earnings approximated $1.4 million, $1.5 million and $1.4 million in fiscal years 2009, 2010 and 2011, respectively, and has been included in its consolidated statements of operations. Company purchases from the Investee approximated $7.8 million, $8.5 million and $8.3 million in fiscal years 2009, 2010 and 2011, respectively.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

19. RELATED PARTY (Continued)

          In April 2010, the Company entered into an agreement for advisory services with an affiliate of a stockholder, who is also a participant in the Credit Facility. This agreement requires three payments of $500 thousand each in exchange for such services. The first payment was due with the execution of the amendment to the Company's Credit Facility. The second payment was due and paid by December 31, 2011 and the third payment is due on December 31, 2012. The third payment will be waived if the stockholder is invited by the Company to participate pro rata in the Company's next refinancing. As part of the refinancing completed in February 2012 (see Note 11), the third payment has been waived.

          From July 2010 to April 2011, the Chairman of the Company's Board ("Chairman") was a party to a consulting agreement with the Company to serve as Interim Chief Executive Officer ("Interim CEO") in addition to serving as the Chairman. The primary compensation under the consulting agreement was $20 thousand per month plus an additional end of year (2010) incentive payment. The Company recognized $340 thousand and $100 thousand in expense related to the consulting agreement in fiscal years 2010 and 2011, respectively, which is included in general and administrative expenses in the accompanying consolidated statement of operations. Additionally in 2011, the Company granted the Chairman, for his time as Interim CEO, 32,653 shares of restricted stock at $12.25 per share. The Company recorded $400 thousand in compensation expense which is included in general and administrative expenses.

20. INCOME (LOSS) PER SHARE

          The computation of basic and diluted income (loss) per common share is as follows for fiscal years (in thousands, except per share data):

	2009	2010	2011
Net income (loss) available to common stockholders	$(43,056)	$24,339	$135,468

Weighted average shares used to calculate basic income (loss) per common share	51,070	51,592	51,876
Employee stock options	—	1,358	1,188

Weighted average shares used to calculate diluted income (loss) per common share	51,070	52,950	53,064

Basic income (loss) per common share	$(0.84)	$0.47	$2.61

Diluted income (loss) per common share	$(0.84)	$0.46	$2.55

          As of December 26, 2009 there were 2.4 million of potentially dilutive securities based on outstanding stock options considered to be anti-dilutive due to the Company's net loss. As of December 25, 2010 and December 31, 2011, there were 270 thousand and 195 thousand, respectively, potentially dilutive securities based on outstanding stock options considered to be anti-dilutive. As such, these amounts were not included in the calculations of income (loss) per common share.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

YEARS ENDED DECEMBER 26, 2009, DECEMBER 25, 2010 AND DECEMBER 31, 2011

21. SUBSEQUENT EVENT

          Subsequent events have been evaluated through August 14, 2012.

          In the second quarter of 2012, the Company declared and paid a one-time cash dividend of $0.87 per share, totaling $45.2 million. Of the $45.2 million, approximately $44.2 million was paid to current stockholders and approximately $1.0 million was paid to certain stock option holders. The Company does not intend to pay dividends in the foreseeable future.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in thousands, except for par value amount)

October 6, 2012
(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,253
Accounts receivable — net	171,643
Inventories and supplies	89,544
Deferred income taxes	11,054
Other current assets	25,363

Total current assets	345,857
PROPERTY, PLANT AND EQUIPMENT — net	317,004
GOODWILL	36,787
OTHER INTANGIBLE ASSETS — net	83,369
DEFERRED INCOME TAXES	57,756
OTHER ASSETS	7,515

TOTAL ASSETS	$848,288

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$88,191
Current portion of environmental liabilities	7,046
Income taxes payable	1,763
Deferred revenue	32,009
Accrued salaries and benefits	30,574
Accrued other liabilities	87,006
Current portion of long-term debt	2,500

Total current liabilities	249,089
ENVIRONMENTAL LIABILITIES	51,253
LONG-TERM DEBT — net of current portion	220,625
OTHER LONG-TERM LIABILITIES	21,458

Total liabilities	542,425

COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (See Note 10)
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value — 10,000 shares authorized; none issued and outstanding	—
Common stock, $.01 par value — 150,000 shares authorized; 50,909 shares issued and outstanding as of October 6, 2012	509
Additional paid-in capital	390,560
Accumulated other comprehensive income	4,675
Accumulated deficit	(89,881)

Total stockholders' equity	305,863

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$848,288

See accompanying notes to the condensed consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	40 weeks ended
	October 1, 2011	October 6, 2012
	(Unaudited)
REVENUES:
Products revenues	$535,112	$601,897
Services revenues	437,161	469,087

TOTAL REVENUES	972,273	1,070,984

EXPENSES:
Operating (exclusive of depreciation and amortization shown separately below)	806,966	877,677
General and administrative	58,639	67,109
Depreciation and amortization	50,869	49,436
Interest expense	7,831	10,284
Other expenses — net	2,859	4,903

	927,164	1,009,409

INCOME BEFORE INCOME TAXES	45,109	61,575
INCOME TAX EXPENSE	8,106	19,278

NET INCOME	$37,003	$42,297

Income per common share:
Basic	$0.71	$0.82

Diluted	$0.70	$0.80

Weighted average common shares outstanding:
Basic	51,867	51,622

Diluted	53,035	52,880

See accompanying notes to the condensed consolidated financial statements.

SAFETY-KLEEN INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands)

	40 weeks ended
	October 1, 2011	October 6, 2012
	(Unaudited)
NET INCOME	$37,003	$42,297
OTHER COMPREHENSIVE INCOME, NET OF TAX
Foreign currency translation adjustments	(2,373)	(52)

COMPREHENSIVE INCOME	$34,630	$42,245

See accompanying notes to the condensed consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	40 weeks ended
	October 1, 2011	October 6, 2012
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$37,003	$42,297
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt issuance costs	767	1,022
Depreciation and amortization	50,869	49,436
Provision for uncollectible accounts — net	3,413	5,145
Loss on disposal of property, plant and equipment	3,608	4,621
Stock-based compensation	12,414	8,206
Deferred income taxes	(20)	17,736
Gain on derivative instruments	(3,672)	(922)
Gain on foreign currency	(80)	(143)
Loss on extinguishment of debt	—	576
Changes in operating assets and liabilities:
Accounts receivable — net	(31,967)	(37,088)
Inventories and supplies	(18,200)	1,894
Accounts payable	12,989	10,592
Income taxes	459	(9,823)
Accrued salaries and benefits	1,530	(196)
Environmental liabilities	3,426	(3,381)
Other assets and liabilities	15,823	236

Net cash provided by operating activities	88,362	90,208

INVESTING ACTIVITIES:
Purchases of property, plant and equipment and intangible assets	(48,431)	(68,143)
Proceeds from sales of property, plant and equipment	385	930

Net cash used in investing activities	(48,046)	(67,213)

FINANCING ACTIVITIES:
Repayments of term loan	(1,725)	(220,375)
Term loan proceeds	—	225,000
Payment of debt issuance costs	—	(6,050)
Dividends paid	—	(44,291)
Exercise of stock options	391	90
Common stock repurchase	(1,080)	(5,085)

Net cash used in financing activities	(2,414)	(50,711)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(268)	170

NET CHANGE IN CASH AND CASH EQUIVALENTS	37,634	(27,546)
CASH AND CASH EQUIVALENTS — Beginning of year	23,651	75,799

CASH AND CASH EQUIVALENTS — End of period	$61,285	$48,253

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$7,734	$9,885

Income taxes paid	$7,720	$11,334

Non-cash items:
Property, plant and equipment included in accounts payable	$2,518	$2,990

See accompanying notes to the condensed consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.    BUSINESS AND ORGANIZATION

          The unaudited condensed consolidated financial statements include the accounts of Safety-Kleen, Inc. and its wholly-owned subsidiaries (collectively, the "Company"). All significant intercompany transactions have been eliminated.

          The Company provides a range of services designed to collect, transport, process, recycle, reuse, re-refine or dispose of hazardous and nonhazardous industrial waste. The Company provides these services in 48 states, Canada and Puerto Rico from approximately 200 collection, processing and other locations. The Company also sells products and services that are used to meet the customer's cleaning and waste management needs, such as hand cleaners, floor cleaners, mats, spill kits and other absorbents.

          The Company's fiscal year consists of 52 weeks, with the first quarter containing 16 weeks and the remaining three quarters each containing 12 weeks. The results for the 40-week period included herein are not necessarily indicative of the results expected for the year.

Basis of Presentation

          The interim condensed consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments necessary for a fair presentation of the Company's consolidated financial position, results of operations and cash flows for the periods presented.

          These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information and the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.

          These financial statements should be read in conjunction with the Company's fiscal year 2011 consolidated financial statements.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Derivative Financial Instruments — Beginning in the third and fourth quarter of 2011, the Company entered into four commodity derivatives, with a total notional amount of 218 thousand barrels of crude oil, and through the third quarter of fiscal year 2012 the Company entered into 16 additional commodity derivatives, with a total notional amount of 1.5 million barrels of crude oil, to mitigate its risk associated with rapid changes in the related commodity prices. All commodity derivatives are comprised of cashless collar contracts related to crude oil, where the Company sells a call to a bank and then purchases a put from the same bank. The derivative instruments were not designated as hedges and expire through 2013.

          Total derivative instrument assets and total derivative instrument liabilities are included in the consolidated balance sheet as a component of other current assets and accrued other liabilities, respectively. The Company recorded gains of $2.7 million and $922 thousand for the 40-week periods ended October 1, 2011 and October 6, 2012, respectively, related to these derivative instruments, which are included in the consolidated statements of operations as a component of operating expenses.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          The Company had an interest rate swap agreement with a notional amount of $50.0 million that converted a portion of its variable rate debt to a fixed rate at 2.97% which expired in October 2011. The derivative instrument was not designated as a hedge. The Company recorded a gain of $994 thousand for the 40-week period ended October 1, 2011, which is included in the consolidated statements of operations as a component of interest expense. See Note 13 "Fair Value Measurements" for additional information regarding the Company's derivative instruments.

          Recent Accounting Pronouncements — Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220) Presentation of Comprehensive Income ("ASU No. 2011-05"), requires companies to present net income and other comprehensive income in either a single continuous statement of comprehensive income or in two separate, but consecutive, statements of net income and other comprehensive income. ASU No. 2011-05 eliminates the option to present items of other comprehensive income in the statement of changes in equity. The Company adopted ASU No. 2011-05 in the first quarter of 2012 and retroactively applied the guidance to all periods herein. The adoption only impacted the presentation of the Company's consolidated financial statements and had no impact on the reported results.

3.    ACCOUNTS RECEIVABLE

          Accounts receivable consisted of the following (in thousands):

October 6, 2012
Trade accounts receivable	$183,180
Allowance for uncollectible accounts	(11,537)

Total accounts receivable — net	$171,643

4.    INVENTORIES AND SUPPLIES

          Inventories and supplies consisted of the following (in thousands):

October 6, 2012
Oil and oil products	$64,166
Supplies and drums	13,251
Solvent and solutions	8,263
Other	7,203
Reserves	(3,339)

Total inventories and supplies	$89,544

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5.    OTHER CURRENT ASSETS

          Other current assets consisted of the following (in thousands):

October 6, 2012
Prepaid expenses and deposits	$11,362
Deferred direct costs	10,733
Income tax receivable	1,249
Other	2,019

Total other current assets	$25,363

6.    PROPERTY, PLANT AND EQUIPMENT

          Property, plant and equipment consisted of the following (in thousands):

October 6, 2012
Land	$66,916
Buildings	150,004
Machinery and equipment	456,972
Asset retirement obligations	6,023
Construction-in-process	42,331

Total property, plant and equipment	722,246
Less accumulated depreciation and amortization	(405,242)

Property, plant and equipment — net	$317,004

7.    INCOME TAXES

          To determine the provision for income taxes for the 40-week period ending October 6, 2012, the Company used an estimated annual effective income tax rate, which is based on the Company's expected annual income taking into consideration statutory tax rates and tax planning opportunities in the jurisdictions in which it operates. Subsequent recognition or de-recognition of a tax position taken in a previous period is separately recognized in the period it occurs.

          The Company's effective income tax rate was 31.3% for the 40-week period ended October 6, 2012 compared to 18.0% for the 40-week period ended October 1, 2011. Differences in effective tax rates from 2011 to 2012 are principally attributable to the U.S. valuation allowance on the Company's deferred tax assets in 2011 and the release of certain of the Company's ASC 740 liabilities in 2012 (see below).

          The Company accounts for uncertain tax positions in accordance with ASC 740, which applies a more likely than not recognition threshold for all tax uncertainties. ASC 740 only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the taxing authorities. There were no significant changes in the Company's ASC 740 balances during the 40-week periods ended October 1, 2011. During the 40-week period ended

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7.    INCOME TAXES (Continued)

October 6, 2012, the Company released $4.4 million of its ASC 740 liability due to the expiration of the respective statutes of limitations.

8.    ENVIRONMENTAL LIABILITIES

          There have been no significant changes in environmental liabilities. See further discussion in the summary of significant accounting policies and note 10 of the Company's fiscal year 2011 consolidated financial statements.

9.    LONG-TERM DEBT AND OTHER FINANCING

          The Company amended and restated its current Credit Facility (the "Amended Credit Facility") in February of 2012. The Company incurred $6.1 million of costs associated with the Amended Credit Facility. The new maturity date for both the revolver and the term loan is five years from the closing date. In addition, the Company increased its revolver from $100.0 million to $225.0 million, of which $0 was outstanding as of October 6, 2012. The amended revolver includes a $100.0 million letter of credit sub-facility, of which $45.2 million were issued but not drawn, which allowed the Company to terminate its existing synthetic letter of credit facility. The principal amount of the term loan is $225.0 million. Quarterly loan payments of $625 thousand are required on the term loan and commenced on April 2, 2012 and will continue until the maturity date. The final payment on the term loan is due on the maturity date and will be equal to the amount of principal then outstanding. The amended terms include releasing the Company's Canadian subsidiary from its guaranty and security obligations, adding additional capital expenditure flexibility to allow for up to $100.0 million for re-refinery expansion, adding acquisition flexibility of up to $100.0 million annually and gives the ability to make restricted payments, such as cash dividends and repurchases of common stock. The Amended Credit Facility has specific financial covenants, restrictions, and an "excess cash flow" calculation substantially consistent with those noted under the Credit Facility. The pricing of the amended term loan is LIBOR plus 3.75% (with a 1.25% LIBOR floor) and the revolver is initially priced at LIBOR plus 3.25%, with future pricing determined based upon the Company's leverage ratio. The term loan also includes a 1% fee if the Company elects to repay the loan within one year of the closing date.

10.    COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS

          Harris Incident.    During the second quarter of 2012, as result of new facts and circumstances, the Company determined that its obligation regarding this incident would be $3.0 million. The Company previously had $2.0 million reserved as of December 31, 2011 as a component of its self-insurance liability. The Company recorded the $1.0 million increase as additional operating expense in the second quarter of 2012. This case was settled in the third quarter of 2012. The Company was responsible for its self-insurance amount of $3.0 million. See further discussion in note 12 of the Company's fiscal year 2011 consolidated financial statements.

          California Wage and Hour Claim.    On August 20, 2012, the Company settled the third claim for an immaterial amount. See further discussion in note 12 of the Company's fiscal year 2011 consolidated financial statements.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

10.    COMMITMENTS, CONTINGENCIES AND LEGAL PROCEEDINGS (Continued)

          Florida Incident.    In late August 2012, a Company driver was involved in a fatality accident in the Ocala, Florida area. Initial efforts to resolve the matter pre-suit proved unsuccessful, although the Company made an offer of $1.1 million to resolve the matter. This amount was originally accepted but subsequently recanted. The Company has received a demand for $6.0 million, which was rejected. The Company was served with a complaint in November 2012. This matter is covered under the Company's insurance program, which has a $3.0 million self-insured retention for automobile accidents. The Company has reserved $1.1 million in connection with this incident but is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to this matter.

          Employment Agreements.    In May 2012 the Company amended the employment agreements of Robert M. Craycraft II, Jeffrey O. Richard, David E. Eckelbarger and Jeffrey L. Robertson. Pursuant to the amendments, the executives are eligible to receive a bonus equal to a specified percentage of the "transaction bonus pool" (which generally is 1% of the equity value of the Company, SK Holding Company, or Safety-Kleen Systems, Inc., over $1 billion) in the event a "transaction" (which includes a stock acquisition of 80% or more of the total voting power of the stock of the Company, SK Holding Company, or Safety-Kleen Systems, Inc.) closes on or before May 11, 2013. For Mr. Craycraft, the percentage of the transaction bonus pool is 25%, for Mr. Richard it is 15%, for Mr. Eckelbarger it is 10%, and for Mr. Robertson it is 4%. If prior to the date the transaction closes, the executive's employment is terminated by the Company without cause, by the executive for good reason, or due to death or disability, he will still be eligible to receive the bonus on the date the transaction closes as if he were still employed on such date.

          There have been no other significant changes in commitments, contingencies and legal proceedings. See further discussion in note 12 of the Company's fiscal year 2011 consolidated financial statements.

11.    STOCKHOLDERS' EQUITY

          During the 40-week period ended October 6, 2012, the Company declared and paid a one-time cash dividend of $0.87 per share, totaling $45.2 million. Of the $45.2 million, approximately $44.2 million was paid to current stockholders and approximately $1.0 million was paid to certain stock option holders. In connection with the dividend, the Company authorized a reduction in exercise price for certain stock options outstanding and an increase of RSUs for each individual with RSUs outstanding in accordance with the Safety-Kleen Equity Plan's anti-dilution provisions.

12.    STOCK AWARD PLANS

          During the first quarter of 2012, the Company granted 402 thousand stock options to certain employees with an exercise price of $11.75, which approximated the fair value of the Company's common stock at the grant date. The awards were classified as liability awards and compensation expense calculated based on estimated fair value of the stock options. Approximately 161 thousand of the options vest ratably over a three year vesting period, which is also the period over which compensation cost is recognized. The remaining 241 thousand are performance based awards which vest based on achievement of certain revenue and Adjusted EBITDA margin targets for fiscal year 2014 or upon a change of control. The Company records compensation cost of the

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

12.    STOCK AWARD PLANS (Continued)

performance awards based on an assessment of the probability of achieving the performance conditions. As of October 6, 2012, the Company assessed that it is probable that the options will vest and therefore, is recognizing compensation expense for these awards over the vesting period.

          The fair value of the above mentioned grants was initially estimated using the Black-Scholes Model with the following weighted average assumptions:

Risk-free interest rate	1.12%
Expected life	6.25 years
Expected volatility	30.58%
Dividend rate	0.00%

13.    FAIR VALUE MEASUREMENTS

          The Company follows the provisions of ASC 820, Fair Value Measurements and Disclosures, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

  •
  Level 1 — Quoted prices in active markets for identical assets or liabilities.

  •
  Level 2 — Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

  •
  Level 3 — Unobservable inputs based on the Company's assumptions.

          ASC 825, Financial Instruments, allows companies to measure many financial assets and liabilities at fair value. It also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose between different measurement attributes for similar types of assets and liabilities. The Company did not elect to report any assets or liabilities at fair value under the provisions of ASC 825.

          The following table presents the fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis (in thousands):

	Fair value as of October 6, 2012
	Level 1	Level 2	Level 3	Total
Assets:
Derivative Instruments(1)	—	$294	—	$294
Liabilities:
Derivative Instruments(1)	—	$1,558	—	$1,558
Stock Option Awards(2)	—	$22,651	—	$22,651

(1)
Fair value based on present value of future cash flows using crude oil forward rate curve.

(2)
Fair value of stock options determined using Black-Scholes Model with the underlying fair value of the Company's stock of $16 being the most significant input.

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

13.    FAIR VALUE MEASUREMENTS (Continued)

          Carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable — net and accounts payable approximate fair value due to the short-term nature of these instruments. The fair value of long-term debt was based upon valuations from bank and market quotations.

          The carrying value and fair value of the Company's long-term debt were as follows:

	As of October 6, 2012
	Carrying Value	Fair Value
Long-term debt	$223,125	$221,592

14.    SEGMENT REPORTING

	40 Weeks Ended
	October 1, 2011	October 6, 2012
	(in thousands)
Oil Re-refining
Revenues from external customers	$427,848	$478,897
Intersegment revenue	275	284

Total Oil Re-refining	428,123	479,181

Segment profit	$85,032	$88,139

Environmental Services
Revenues from external customers	$544,425	$592,087
Inter segment revenue	151,140	165,734

Total Environmental Services	695,565	757,821

Segment profit	$40,605	$50,838

Total revenues for reportable segments	$1,123,688	$1,237,002
Elimination of intersegment revenues	(151,415)	(166,018)

	972,273	1,070,984

Total segment profit	$125,637	$138,977
Depreciation and amortization	(50,869)	(49,436)
Provision for environmental liabilities	(9,448)	(3,533)
Other expenses	(2,859)	(4,903)
Interest expense	(7,831)	(10,284)
Stock compensation expense	(11,645)	(8,206)
Provision for vacation expenses	(554)	(1,962)
Oil derivatives	2,678	922

Income before income taxes	$45,109	$61,575

SAFETY-KLEEN, INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

15.    INCOME PER SHARE

          The computation of basic and diluted income per common share is as follows (in thousands, except per share data):

	40 weeks ended
	October 1, 2011	October 6, 2012
Net income available to common stockholders	$37,003	$42,297

Weighted average shares used to calculate basic income per common share	51,867	51,622
Employee stock options	1,168	1,258

Weighted average shares used to calculate diluted income per common share	53,035	52,880

Basic income per common share	$0.71	$0.82

Diluted income per common share	$0.70	$0.80

          As of October 1, 2011 and October 6, 2012, there were 209 thousand and 294 thousand, respectively, of potentially dilutive securities based on outstanding stock options considered to be anti-dilutive. As such, these amounts were not included in the calculations of diluted income per common share. As of October 6, 2012, there were 242 thousand contingently issuable securities that were not included in the calculation of diluted income per common share because all necessary conditions were not satisfied. There were no contingently issuable securities as of October 1, 2011.

16.    SUBSEQUENT EVENT

          Subsequent events have been evaluated through November 26, 2012.

          On October 29, 2012, Clean Harbors, Inc., a leading provider of environmental, energy and industrial services throughout North America, announced it has signed a definitive agreement to acquire the Company. Under the terms of the agreement, Clean Harbors will purchase the Company in an all-cash transaction valued at $1.25 billion. The acquisition is subject to approval by U.S. and Canadian regulators, as well as other customary closing conditions. The transaction is expected to be completed by year-end.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

          On October 26, 2012, Clean Harbors, Inc. ("Clean Harbors" or "we") signed an agreement and plan of merger to acquire Safety-Kleen, Inc. ("Safety-Kleen") for a purchase price (subject to certain working capital and other adjustments) of $1,250.0 million. The merger agreement was subsequently closed on December 28, 2012. Under the terms of the merger agreement, we agreed to pay to the Safety-Kleen shareholders and option holders cash consideration in an amount equal to $1,250.0 million plus the amount of cash and cash equivalents held by Safety-Kleen on the closing date less the amount of debt held by Safety-Kleen on the closing date, plus or minus, as applicable, the amount by which Safety-Kleen's working capital (excluding cash) on the closing date exceeded or was less than $50.0 million. The amount of Safety-Kleen's working capital on the closing date was reduced by the amount of Safety-Kleen's legal and other expenses in connection with the merger and related transactions except to the extent that Safety-Kleen had previously paid such expenses.

          We funded the purchase price for Safety-Kleen and paid our related fees and expenses through (i) our available cash, (ii) our sale on December 3, 2012 in a public offering of 6.9 million shares of our common stock at a public offering price of $56.00 per share (the "Stock Offering"), and (iii) our sale on December 7, 2012 in a private offering of $600.0 million aggregate principal amount of 5.125% senior unsecured notes due 2021 (the "Notes Offering"). The following unaudited pro forma condensed combined financial information for Clean Harbors and Safety-Kleen as a combined company gives effect to (i) the Stock Offering, (ii) the Notes Offering, (iii) the acquisition method of accounting for our acquisition of Safety-Kleen, and (iv) payment of our related fees and expenses (collectively, the "Transactions"). The unaudited pro forma condensed combined balance sheet as at September 30, 2012 is presented as if the Transactions had been completed on September 30, 2012. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and for the nine months ended September 30, 2012 are presented as if the Transactions had been completed on January 1, 2011, the first day of our fiscal 2011.

          The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Clean Harbors and Safety-Kleen described below. Both Safety-Kleen's and our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Our fiscal year is different than Safety-Kleen's historical fiscal year. Our fiscal year ends on December 31, while Safety-Kleen has utilized a 53-week fiscal year comprised of 12 periods consisting of four weeks with the exception of period 13 which consisted of five weeks, each ending on a Saturday. The unaudited pro forma condensed combined balance sheet combines our historical condensed combined balance sheet as at September 30, 2012 with Safety-Kleen's historical consolidated balance sheet as at October 6, 2012. The unaudited pro forma combined statement of income for the nine months ended September 30, 2012 combines our historic consolidated statement of income for the nine months ended September 30, 2012 with Safety-Kleen's historical consolidated statement of income for the 40 weeks ended October 6, 2012. Safety-Kleen's fiscal year end did not differ from ours for the year ended December 31, 2011.

          The following unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial position would actually have been had the Transactions occurred on the dates described above or to project our results of operations or financial position for any future date or period. The information does not reflect cost savings, operating synergies or revenue enhancements expected to result from our acquisition of Safety-Kleen or the costs to achieve any such cost savings, operating synergies or revenue enhancements. The information reflects our preliminary estimates of the allocation of the purchase price for Safety-Kleen based upon available information and certain assumptions that we believe are reasonable under the circumstances, and actual results could differ materially from these anticipated results. The final allocation of the purchase price will be determined after completion of the merger and will be based on the final purchase price, as it may be adjusted in accordance with the merger agreement, and Safety-Kleen's tangible and identifiable intangible assets acquired and liabilities assumed.

          The following unaudited pro forma condensed combined financial information and the accompanying notes should be read together with (1) Clean Harbors' audited consolidated financial statements and accompanying notes, as of and for the fiscal year ended December 31, 2011, and Management's Discussion and Analysis of Financial Condition and Results of Operations included in Clean Harbors' Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the SEC on February 29, 2012, as such audited financial statements, notes and Management's Discussion and Analysis were subsequently superseded or modified through Clean Harbors' Report on Form 8-K filed on July 16, 2012, (2) Clean Harbors' unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2012 and Management's Discussion and Analysis of Financial Condition and Results of Operations included in Clean Harbors' Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2012, which was filed with the SEC on November 9, 2012, (3) Safety-Kleen's audited consolidated financial statements as of and for the years ended December 26, 2009, December 25, 2010, and December 31, 2011, included in this Report on Form 8-K, and (4) Safety-Kleen's unaudited condensed consolidated financial statements as of and for the 40 weeks ended October 1, 2011 and October 6, 2012, included in this Report on Form 8-K.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

ASSETS

AS AT SEPTEMBER 30, 2012

(dollars in thousands)

	Clean Harbors	Safety-Kleen	Pro Forma Adjustments	Notes	Pro Forma
Current assets:
Cash and cash equivalents	$523,614	$48,253	$(346,293)	(a)	$225,574
Marketable securities	11,113	—	—		11,113
Accounts receivable, net	399,362	171,643	(5,064)	(b),(h)	565,941
Unbilled accounts receivable	34,401	—	3,061	(b)	37,462
Deferred costs	6,995	—	10,733	(b)	17,728
Prepaid expenses and other current assets	53,252	25,363	(24,068)	(a),(b),(c)	54,547
Supplies inventories	63,934	89,544	14,736	(d)	168,214
Deferred tax assets	16,617	11,054	—		27,671

Total current assets	1,109,288	345,857	(346,895)		1,108,250

Property, plant and equipment, net	1,003,414	317,004	364,660	(b),(e)	1,685,078

Other assets:
Long-term investments	4,326	—	—		4,326
Deferred financing costs	12,530	—	10,559	(g)	23,089
Goodwill	157,724	36,787	275,753	(i)	470,264
Permits and other intangibles, net	151,810	83,369	373,531	(b),(f)	608,710
Deferred tax assets	—	57,756	(57,756)	(b)	—
Other	10,311	7,515	52,991	(b),(c)	70,817

Total other assets	336,701	185,427	655,078		1,177,206

Total assets	$2,449,403	$848,288	$672,843		$3,970,534

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS' EQUITY

AS AT SEPTEMBER 30, 2012

(dollars in thousands)

	Clean Harbors	Safety-Kleen	Pro Forma Adjustments	Notes	Pro Forma
Current liabilities:
Current portion of long-term debt	$—	$2,500	$(2,500)	(k)	$—
Current portion of capital lease obligations	5,937	—	—		5,937
Accounts payable	174,327	88,191	(2,003)	(h)	260,515
Deferred revenue	29,060	32,009	—		61,069
Accrued expenses	136,687	87,006	18,964	(b),(c),(d),(j)	242,657
Accrued salaries and benefits	—	30,574	(30,574)	(b)	—
Current portion of closure, post-closure and remedial liabilities	19,552	7,046	—		26,598
Income taxes payable	—	1,763	(1,763)	(b)	—

Total current liabilities	365,563	249,089	(17,876)		596,776

Other liabilities:
Closure and post-closure liabilities, less current portion	29,712	—	16,808	(b)	46,520
Remedial liabilities, less current portion	117,981	—	34,445	(b)	152,426
Environmental liabilities	—	51,253	(51,253)	(b)	—
Long-term obligations, less current maturities	800,000	220,625	379,375	(k)	1,400,000
Capital lease obligations, less current portion	3,477	—	—		3,477
Unrecognized tax benefits and other long-term liabilities	125,915	21,458	258,366	(e),(f)	405,739

Total other liabilities	1,077,085	293,336	637,741		2,008,162

Stockholders' equity:
Common stock, $.01 par value:
Clean Harbors authorized 80,000,000; pro forma shares issued and outstanding 60,286,280	534	509	(440)	(l)	603
Shares held under employee participation plan	(469)	—	—		(469)
Additional paid-in capital	508,182	390,560	(22,151)	(l)	876,591
Accumulated other comprehensive income	59,056	4,675	(4,675)	(l)	59,056
Accumulated earnings (deficit)	439,452	(89,881)	80,244	(l)	429,815

Total Clean Harbors and Safety-Kleen stockholders' equity	1,006,755	305,863	52,978		1,365,596

Total liabilities and stockholders' equity	$2,449,403	$848,288	$672,843		$3,970,534

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

(in thousands)

	Clean Harbors	Safety-Kleen	Pro Forma Adjustments	Notes	Pro Forma
Revenues:
Service revenues	$1,984,136	$576,120	$(13,050)	(m)	$2,547,206
Product revenues	—	708,151	—		708,151

Total revenues	1,984,136	1,284,271	(13,050)		3,255,357
Costs of revenues (exclusive of items shown separately below)	1,379,991	1,076,348	(50,093)	(m),(n),(p)	2,406,246
Selling, general and administrative expenses	254,137	73,842	49,610	(n)	377,589
Accretion of environmental liabilities	9,680	—	2,169	(n)	11,849
Depreciation and amortization	122,663	66,808	17,580	(o)	207,051

Income from operations	217,665	67,273	(32,316)		252,622
Other income(expense)	6,402	(5,925)	—		477
Interest expense, net	(39,389)	(10,321)	(23,095)	(q)	(72,805)

Income (loss) before provision (benefit) for income taxes	184,678	51,027	(55,411)		180,294
Provision (benefit) for income taxes	57,426	(84,441)	(19,394)	(r)	(46,409)

Net income (loss) attributable to Clean Harbors and Safety-Kleen	$127,252	$135,468	$(36,017)		$226,703

See accompanying notes to unaudited pro forma condensed combined financial statements.

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(in thousands)

	Clean Harbors	Safety-Kleen	Pro Forma Adjustments	Notes	Pro Forma
Revenues
Service revenues	$1,628,946	$469,087	$(8,471)	(m)	$2,089,562
Product revenues	—	601,897	—		601,897

Total revenues	1,628,946	1,070,984	(8,471)		2,691,459
Costs of revenues (exclusive of items shown separately below)	1,140,878	877,677	(48,986)	(m),(n)	1,969,569
Selling, general and administrative expenses	197,892	67,109	38,628	(n)	303,629
Accretion of environmental liabilities	7,409	—	1,888	(n)	9,297
Depreciation and amortization	116,794	49,436	13,855	(o)	180,085

Income from operations	165,973	76,762	(13,856)		228,879
Other expense	(465)	(4,903)	—		(5,368)
Loss on early extinguishment of debt	(26,385)	—	—		(26,385)
Interest expense, net	(33,836)	(10,284)	(15,014)	(q)	(59,134)

Income (loss) before provision for income taxes	105,287	61,575	(28,870)		137,992
Provision for income taxes	37,487	19,278	(10,104)	(r)	46,661

Net income (loss) attributable to Clean Harbors and Safety-Kleen	$67,800	$42,297	$(18,766)		$91,331

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.      The Merger

          On October 26, 2012, Clean Harbors and Safety-Kleen signed an Agreement and Plan of Merger dated as of that date (the "Merger Agreement") which provided that, subject to the terms and conditions contained in the Merger Agreement, Clean Harbors would acquire Safety-Kleen (the "Merger"). Safety-Kleen, a Delaware corporation headquartered in Richardson, Texas, is the largest re-refiner and recycler of used oil in North America and a leading provider of parts cleaning and environmental services.

          Under the terms of the Merger Agreement, which was subsequently closed on December 28, 2012, Clean Harbors agreed to pay to the Safety-Kleen's shareholders and option holders cash consideration in an amount equal to $1,250.0 million plus the amount of cash and cash equivalents held by Safety-Kleen on the closing date, less the amount of debt owed by Safety-Kleen on the closing date for borrowed money and capital lease obligations, plus or minus, as applicable, the amount by which Safety-Kleen's working capital (excluding cash) on the closing date exceeded or was less than $50.0 million.

          The following table summarizes the components of the estimated total consideration included in the pro forma condensed combined financial statements as if the Merger had been completed on September 30, 2012 (in thousands):

Estimated cash consideration	$1,250,000
Plus estimated working capital adjustment at September 30, 2012	11,271

Estimated total purchase price	$1,261,271

          The following summarizes the preliminary purchase price allocation, as if the Merger had occurred on September 30, 2012 (in thousands):

Assets to be acquired:
Accounts receivable	$168,582
Unbilled accounts receivable	3,061
Prepaid expenses and other current assets	11,795
Deferred costs	10,733
Inventory	104,280
Current deferred tax assets	11,054
Goodwill	312,540
Property, plant and equipment	681,664
Permits and other intangible assets	456,900
Other assets	60,505

1,821,114
Liabilities to be assumed:
Accounts payable	88,191
Deferred revenue	32,009
Accrued expenses	101,520
Current portion of closure, post-closure and remedial liabilities	7,046
Closure and post-closure liabilities, less current portion	51,253
Unrecognized tax benefits and other long-term liabilities	279,824

559,843

Net assets to be acquired(1)	$1,261,271

(1)
Net assets exclude Safety-Kleen's cash and cash equivalents, debt and associated costs, other costs related to its proposed initial public offering, stock option liabilities and Safety-Kleen's goodwill.

          Clean Harbors has determined preliminary allocation estimates based on limited access to information and will not have sufficient information to make final allocations until after completion of the Merger. Clean Harbors anticipates that the valuations of the acquired assets and liabilities will include, but not be limited to inventory, property, plant and equipment, customer relationships, trademarks, other potential intangible assets and the determination of the effect of the revenue transactions on deferred revenue and the corresponding deferred costs. The valuations will consist of physical appraisals, discounted cash flow analysis or other appropriate valuations techniques to determine the fair value of the assets acquired and liabilities assumed. Clean Harbors has determined this to be a tax-free business combination from Clean Harbors' standpoint and has recorded the corresponding deferred tax liabilities related to the preliminary fair value adjustments. Clean Harbors has recorded no other adjustments to deferred income taxes.

          The amounts allocated to assets to be acquired and liabilities to be assumed in the Merger could differ materially from the preliminary allocation estimates. Decreases or increases in the fair value of assets acquired or liabilities assumed in the Merger from those preliminary valuations presented would result in a corresponding increase or decrease in the amount of goodwill that resulted from the Merger. In addition, if the value of the assets acquired is higher than the preliminary indication, it may result in higher amortization and/or depreciation expense than is presented in these pro forma statements.

2.      Financing

          In connection with the Merger, we sold (i) on December 3, 2012 (in the Stock Offering which was priced on November 27, 2012), 6.9 million shares of our common stock at a public offering price of $56.00 per share and (ii) on December 7, 2012, $600.0 million of 5.125% senior unsecured notes due 2021 in the Notes Offering.

          We estimate that the completion of the Merger and the Notes Offering resulted in a net increase of approximately $10.6 million of deferred financing costs. If the Notes Offering had been completed on January 1, 2011, at the interest rate of 5.125%, interest expense (including amortization of funding expense) would have increased by $33.4 million and $25.1 million for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.

3.      Pro Forma Balance Sheet Adjustments

          The pro forma adjustments included in the unaudited condensed combined balance sheet are as follows:

  a)
  Represents an adjustment to reflect the use of existing cash and the estimated net proceeds from the Stock Offering and the Notes Offering to pay the purchase price for Safety-Kleen and related transaction fees and expenses (in thousands):

Increase (Decrease)
Gross Stock Offering proceeds	$386,400
Gross Notes Offering proceeds	600,000
Safety-Kleen share payment(1)	10,500
Cash paid for Safety-Kleen	(1,250,000)
Safety-Kleen cash and cash equivalents(2)	(48,253)
Transaction fees and expenses for the offerings	(33,669)
Payment of working capital adjustment	(11,271)

$(346,293)

(1)
Clean Harbors received and held at the time of the Merger $10.5 million of cash as a result of Safety-Kleen's 2010 call of shares which Clean Harbors had acquired in Safety-Kleen. This amount was previously recorded in prepaid expenses and other current assets.

(2)
Existing cash and cash equivalents held by Safety-Kleen on the balance sheet date.
  b)
  Represents reclassifications to conform Safety-Kleen to Clean Harbors' financial statement presentation (in thousands):

Increase (Decrease)
Accounts receivable, net	$(3,061)
Unbilled accounts receivable	3,061
Deferred costs	$10,733
Prepaid expenses and other current assets	(10,733)
Property, plant and equipment	$15,734
Permits and other intangible assets, net	(15,734)

Deferred tax asset	$(57,756)
Other assets	57,756
Accrued expenses	$30,574
Accrued salaries and benefits	(30,574)
Accrued expenses	$1,763
Income taxes payable	(1,763)
Closure and post closure liabilities	$16,808
Remedial liabilities	34,445
Environmental liabilities	(51,253)
  c)
  Represents adjustments to eliminate Safety-Kleen's deferred financing and other costs related to its debt and its initial public offering costs of $2.8 million recorded in prepaid expenses and other current assets and $4.8 million recorded in other assets, and eliminate Safety-Kleen's stock option liability of $22.7 million and other miscellaneous liabilities of $0.3 million recorded in accrued expenses.

  d)
  Represents a step-up adjustment of $14.7 million to record estimated fair value of Safety-Kleen's inventory acquired as of September 30, 2012. Clean Harbors has recorded a current deferred tax liability related to the preliminary fair value adjustment of approximately $5.2 million in accrued expenses.

  e)
  Represents an adjustment of $348.9 million to record the preliminary fair value of property, plant and equipment as of September 30, 2012. The estimated property, plant and equipment are expected to be depreciated on a straight-line basis over estimated useful lives that will range from three to 24 years, subject to the finalization of the purchase price allocation. Clean Harbors has recorded a noncurrent deferred tax liability related to the preliminary fair value adjustment of approximately $122.1 million in unrecognized tax benefits and other long-term liabilities.

  f)
  Represents an adjustment of $389.3 million to reflect the step-up to the preliminary estimated fair value of Safety-Kleen's identifiable intangible assets from the respective carrying values reported by Safety-Kleen as of September 30, 2012. The identifiable intangible assets primarily consist of trademarks and trade names, supplier relationships, customer relationships and permits. The estimated intangible assets are expected to be amortized on a straight-line basis over estimated useful lives that will range from 10 to 30 years, subject to the finalization of the purchase price allocation. Clean Harbors has recorded a noncurrent deferred tax liability related to the preliminary fair value adjustment of approximately $136.2 million in unrecognized tax benefits and other long-term liabilities.

  g)
  Represents an adjustment to record new deferred financing fees of approximately $10.6 million in connection with the Notes Offering.

  h)
  Represents an adjustment to reduce accounts receivable and accounts payable for intercompany transactions between Clean Harbors and Safety-Kleen of approximately $2.0 million.

  i)
  Represents an adjustment to record goodwill. We have preliminarily allocated the purchase price to net tangible and intangible assets based upon their estimated fair values as of September 30, 2012. The excess of the purchase price over the estimated fair values of the net tangible and intangible assets has been recorded as goodwill (in thousands):

Increase (Decrease)
Record acquisition goodwill	$312,540
Eliminate existing Safety-Kleen goodwill	(36,787)

$275,753

  j)
  Represents an adjustment of approximately $4.5 million to record direct transaction costs, which consist of legal and accounting fees and other external costs directly related to the Merger incurred by Clean Harbors.

  k)
  Represents an adjustment to reflect the extinguishment of Safety-Kleen's existing outstanding debt of $223.1 million (including current portion) and record the estimated gross proceeds of $600.0 million from the Notes Offering.

  l)
  Represents adjustments to eliminate Safety-Kleen's historical stockholders' equity of $305.9 million; record the issuance and $368.5 million net proceeds from the sale of 6.9 million new Clean Harbors' common stock ($0.01 par value) in the Stock Offering; and reduce accumulated earnings for approximately $4.5 million of legal and accounting fees incurred by Clean Harbors related to the acquisition of Safety-Kleen and $5.2 million of commitment fees related to certain backup financing we obtained in connection with the Merger from certain affiliates of the initial purchasers in the Notes Offering.

4.      Pro Forma Statement of Income Adjustments

          The unaudited pro forma condensed combined statements of income do not include any non-recurring charges that will arise as a result of the Merger described above.

  m)
  Represents an adjustment of $13.0 million and $8.5 million to reduce revenues and cost of revenues for intercompany transactions between Clean Harbors and Safety-Kleen for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.

  n)
  Represents reclassifications to conform to Clean Harbors' presentation, as follows (in thousands):

Increase (Decrease)
Year ended December 31, 2011
Costs of revenue	$(2,169)
Accretion of environmental liabilities	2,169
Costs of revenue	$(49,610)
Selling, general and administrative	49,610
Nine months ended September 30, 2012
Costs of revenue	$(1,888)
Accretion of environmental liabilities	1,888
Costs of revenue	$(38,628)
Selling, general and administrative	38,628
  o)
  Represents the corresponding adjustment of $17.6 million and $13.9 million to depreciation and amortization expense for the step-up in property, plant and equipment and identifiable intangibles to the preliminary estimated fair value for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.

  With other assumptions held constant, a 10% increase in the fair value of property, plant and equipment and intangible assets as calculated would increase annual pro forma depreciation and amortization expense by approximately $8.4 million and $6.3 million for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively. With other assumptions held constant, a 10% decrease in the estimated remaining useful lives of property, plant and equipment and amortizable intangible assets would increase pro forma depreciation and amortization by approximately $9.4 million and $7.0 million for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.

  p)
  Represents the corresponding amortization of the inventory step-up into cost of revenues of $14.7 million as if the acquisition had been completed on January 1, 2011.

  q)
  Represents an adjustment to interest expense of $33.4 million and $25.1 million for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively, related to completion of the Notes Offering at an interest rate of 5.125% (including amortization of funding expense) offset by the reversal of all of Safety-Kleen's interest expense.

  r)
  Represents the pro forma tax effect of the above adjustments at an estimated statutory tax rate of 35.0% for the year ended December 31, 2011 and the nine months ended September 30, 2012.

  At the end of Safety-Kleen's fiscal year 2011, Safety-Kleen determined that it is more likely than not that the U.S. operations would realize its loss carryforwards and other deferred tax assets and released the valuation allowance recorded against its U.S. deferred tax assets of $103.2 million.

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc. (Registrant)
/s/ Robert E. Gagnon Executive Vice President and Chief Financial Officer

January 4, 2013